UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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EQUITY COMMONWEALTH
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EQUITY COMMONWEALTH
Two North Riverside Plaza, Suite 2000
Chicago, IL 60606
October 2, 2024
Dear Shareholder:
You are cordially invited to a special meeting of shareholders (the “Special Meeting”) of Equity Commonwealth, a Maryland real estate investment trust (“Equity Commonwealth,” the “Company” or “EQC”). The Special Meeting will be held in a virtual-only format. Meeting procedures for the virtual-only format are as set forth in the Notice of 2024 Special Meeting of Shareholders and accompanying proxy statement provided with this letter.
At the Special Meeting, you will be asked to approve (i) the Plan of Sale and Dissolution of the Company attached to the accompanying proxy statement as Exhibit A (the “Plan of Sale”), and (ii) on an advisory, non-binding basis, compensation that may become payable to our named executive officers in connection with the Plan of Sale.
Only holders of record of our common shares of beneficial interest, par value $0.01 per share (the “common shares”), at the close of business on October 1, 2024, the record date for the Special Meeting, are entitled to notice of and to vote at the Special Meeting.
The Plan of Sale, which we believe is the best way to maximize shareholder value, authorizes us to sell all of our properties, wind-down the Company’s affairs and distribute our net proceeds to shareholders, and otherwise take action in accordance with the Plan of Sale adopted by our Board of Trustees (the “Board” or “Board of Trustees”) as more fully described in the accompanying proxy statement.
If our shareholders approve the Plan of Sale proposal, we anticipate first paying the liquidation preference to the holders of our 6.50% Series D Cumulative Convertible Preferred Shares of beneficial interest, par value $0.01 per share (the “Series D Preferred Shares”) and then making an initial cash distribution to our common shareholders, in each case, within approximately 30 days following such approval. The amount of the initial cash distribution to our common shareholders is anticipated to range from $18.00 to $19.00 per share. In total, including the initial distribution and any subsequent liquidating distributions following the closing of the sale of our remaining office properties, we estimate our shareholders will receive aggregate liquidating distributions from EQC that will range from $19.50 to $21.00 per share. We anticipate transferring any remaining cash and cash equivalents to a Liquidating Entity (as defined in the accompanying proxy statement) after we have sold our remaining office properties, but we cannot be certain of that timing.
Notwithstanding our estimate, we cannot predict with certainty the exact timing, amount or number of liquidating distributions to our shareholders, as uncertainties as to the precise net value of our remaining assets, the amount of our liabilities, the net proceeds from the sale of our properties under any sale agreement, the operating costs and amounts to be set aside for claims, obligations and provisions prior to and during the liquidation and wind-down process, the related timing to complete such transactions and whether such transactions will be completed at all, make it difficult to make any such predictions with certainty.
Our Board has carefully reviewed and considered the terms and conditions of, and unanimously declared advisable and approved, the Plan of Sale, including the wind-down and liquidation of the Company, and the dissolution and termination of the Company or the establishment of or conversion to a Liquidating Entity. Our Board recommends that you vote for the approval of the Plan of Sale proposal and the Executive Compensation proposal.
Your vote is very important. If you hold your shares in “street name,” you should instruct your broker how to vote in accordance with your voting instruction card.
You are also encouraged to review carefully the enclosed proxy statement, as it explains the reasons for the proposals to be voted on at the Special Meeting and contains other important information, including a copy of the Plan of Sale, which is attached as an exhibit to the proxy statement. In particular, please review the matters referred to under “Risk Factors” starting on page 16 for a discussion of the risks related to the business of EQC and the proposed wind-down and liquidation of EQC.

Sincerely,
David Helfand
Chair of the Board, President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved the transactions described in this proxy statement, or determined if this proxy statement is accurate or adequate. Any representation to the contrary is a criminal offense.

EQUITY COMMONWEALTH
Two North Riverside Plaza, Suite 2000
Chicago, IL 60606
PROXY STATEMENT
NOTICE OF 2024 SPECIAL MEETING OF SHAREHOLDERS
To be held on November 12, 2024
To the Shareholders of Equity Commonwealth:
NOTICE IS HEREBY GIVEN that the 2024 Special Meeting of Shareholders, and any adjournments or postponements thereof (the “Special Meeting”), of Equity Commonwealth, a Maryland real estate investment trust (“Equity Commonwealth,” the “Company” or “EQC”) will be held in a virtual-only format on November 12, 2024 at 1:30 p.m. Central Time. The proxy solicitation materials were mailed to stockholders on or about October 2, 2024. You will be able to attend the Special Meeting, vote your shares electronically and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/EQC2024SM and entering your control number included in the notice containing instructions on how to access Special Meeting materials or your proxy card. The Special Meeting will be held for the following purposes:
1.to consider and vote upon the Plan of Sale and Dissolution of the Company attached to the accompanying proxy statement as Exhibit A (the “Plan of Sale”), including the wind-down and complete liquidation of Equity Commonwealth, and the dissolution and termination of the Company, including the establishment of a Liquidating Entity (as defined in the accompanying proxy statement) (the “Plan of Sale Proposal”); and
2.on an advisory, non-binding basis, to consider and vote upon compensation that may become payable by the Company to its named executive officers in connection with the Plan of Sale, as more fully described in this proxy statement (the “Executive Compensation Proposal”).
The accompanying proxy statement is being furnished to holders of the Company’s common shares of beneficial interest, par value $0.01 per share (the “common shares”), in connection with the solicitation of proxies by our Board of Trustees (the “Board” or “Board of Trustees”) for use at the Special Meeting.
Our Board of Trustees has unanimously declared advisable and approved the Plan of Sale, including the wind-down and liquidation of the Company, and the dissolution and termination of the Company or the establishment of or the conversion to a Liquidating Entity, and recommends that you vote for the approval of the Plan of Sale Proposal and the Executive Compensation Proposal.
Only holders of record of the common shares at the close of business on October 1, 2024, are entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof. Approval of the Plan of Sale requires the affirmative vote of the holders of at least two-thirds of the total number of common shares then outstanding and entitled to vote on the proposal at the Special Meeting. Approval of the Executive Compensation Proposal requires the affirmative vote of a majority of the votes cast at the Special Meeting, assuming a quorum is present. Each outstanding common share entitles the holder thereof to one vote.
Your vote is very important. If you do not either submit your proxy or instruct your broker how to vote your shares, it will have the same effect as a vote against approval of the Plan of Sale, but will have no effect on the Executive Compensation Proposal, other than in connection with the determination of whether a quorum is present.
To ensure your representation at the Special Meeting and the presence of a quorum at the Special Meeting, whether or not you plan to attend the Special Meeting, please complete and submit your proxy by internet as provided on the proxy card. If a quorum is not reached, our proxy solicitation costs are likely to increase. Should you receive more than one proxy card because your shares are registered in different names and/or addresses, each proxy card should be signed, dated and returned to ensure that all of your shares will be voted. If you are present at the Special Meeting or any adjournments or postponements of the Special Meeting, you may revoke your proxy and vote personally on the matters properly brought before the Special Meeting. Your shares will be voted at the Special Meeting in accordance with your proxy.
By Order of the Board of Trustees,
Orrin S. Shifrin
Executive Vice President, General Counsel and Secretary

SUMMARY
The following summary highlights certain material information contained in this proxy statement. This summary may not contain all of the information that may be important for you to consider when evaluating the Plan of Sale. In this section and elsewhere in this proxy statement, references to “you” refer to the holders of common shares of beneficial interest to whom the Notice of Special Meeting and this proxy statement are addressed, and references to “we,” “us” or “our” refer to Equity Commonwealth. We encourage you to read carefully this entire proxy statement, including the attached exhibit. We have included in this summary cross references to direct you to a more complete description of the topics described.
Equity Commonwealth
We are an internally managed and self-advised real estate investment trust, or REIT, primarily engaged in the ownership and operation of office buildings in the United States. We were formed in 1986 under Maryland law and we have elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, or the Code. The Company operates as what is commonly referred to as an umbrella partnership real estate investment trust, or UPREIT, conducting substantially all of its activities through EQC Operating Trust, a Maryland real estate investment trust (the “Operating Trust”).
The Company beneficially owned 99.86% of the outstanding shares of beneficial interest, designated as units (the “OP Units”), in the Operating Trust, as of June 30, 2024, and the Company is the sole trustee of the Operating Trust.  As the sole trustee, the Company has the power under the declaration of trust of the Operating Trust to manage and conduct the business of the Operating Trust, subject to certain limited approval and voting rights of other holders of OP Units.
At June 30, 2024, our portfolio consisted of four properties (eight buildings), with a combined 1.5 million square feet, and we had $2.2 billion of cash and cash equivalents.
Our Company Information

Our executive offices are located at Two North Riverside Plaza, Suite 2000, Chicago, IL 60606.  Our telephone number is (312) 646-2800 and our website is located at http:/www.eqcre.com.  None of the information on our website that is not otherwise expressly set forth in or incorporated by reference in this proxy statement is a part of this proxy statement.
The Plan of Sale
The following is a brief summary of the material provisions of the Plan of Sale and Dissolution, which we have attached as Exhibit A to this proxy statement (the “Plan of Sale”) and is incorporated by reference into this proxy statement. We encourage you to read the Plan of Sale in its entirety. The following summary is qualified in its entirety by reference to the Plan of Sale.
Purpose of the Plan of Sale; Certain Effects of the Plan of Sale
The Plan of Sale, which we believe is the best way to maximize shareholder value, authorizes us to sell all of our properties, wind-down the Company’s affairs and distribute the net proceeds to shareholders. In connection with the Plan of Sale, we plan to sell our four remaining office property assets, which are held by the Operating Trust and its subsidiaries. The Board of Trustees (the “Board”) believes that approval of the Plan of Sale will provide the Company with optimal flexibility in winding-down the Company, including through individual asset sales as well as multiple asset or portfolio sales, while also permitting the Company to seek to dispose all of its assets through a merger, business combination or other transaction.
Following the completion of the sale or transfer of all of our assets in accordance with the Plan of Sale, we intend to pay or provide for our liabilities and expenses, distribute the remaining liquidation proceeds to our shareholders, wind-down our operations and dissolve. The Plan of Sale authorizes the Board, when it deems it appropriate, to place cash and cash equivalents in a Liquidating Entity (as defined below) and establish a reserve fund to pay contingent liabilities, as a result of which, any final payout to our shareholders may not occur until after such contingent liabilities are paid. We anticipate, but cannot be certain, that the transfer of our remaining assets and liabilities to a Liquidating Entity will occur after all of our office properties are sold.

Our common shares are listed on the New York Stock Exchange (the “NYSE”) and registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In connection with our Plan of Sale, at a future date to be determined by the Board, we expect to delist our common shares from the NYSE and deregister our common shares under the Exchange Act.
Principal Terms of the Plan of Sale
Pursuant to the Plan of Sale we will, among other things, undertake to do the following:
•pay the liquidation preference on our 6.50% Series D Cumulative Convertible Preferred Shares, par value $0.01 per share (the “Series D Preferred Shares”), which includes any accrued and unpaid dividends;
•distribute substantially all of our cash and cash equivalents;
•sell our remaining assets;
•pay or provide for our liabilities and expenses, which we anticipate will include establishing a reserve fund to provide for payment of contingent liabilities;
•establish or convert into a Liquidating Entity, which we anticipate, but cannot be certain, will occur after we have sold all of the office properties and distributed substantially all of the proceeds;
•distribute our remaining cash and the liquidation proceeds to you (either directly or through a Liquidating Entity) after the payment of or provision for our liabilities and expenses, in accordance with the provisions or our declaration of trust (the “Declaration of Trust”), our bylaws and the laws of the State of Maryland, and take all necessary or advisable actions to wind-down our affairs; and
•liquidate and dissolve the Company, the Operating Trust and its and our subsidiaries, and distribute the net proceeds of such liquidation and dissolution in accordance with the provisions of the organizational documents of such entities and the laws of the States of Maryland and Delaware, as applicable, as well as the Plan of Sale.
Liquidating Distributions and Procedures
We anticipate making one or more liquidating distributions to our shareholders. However, we cannot be certain how many liquidating distributions will be made, the amount of any or all of such liquidating distributions, or when they will be paid.
The Plan of Sale gives our Board the authority to interpret the provisions of the Plan of Sale and to take any further actions and to execute any agreements, conveyances, assignments, transfers, certificates and other documents, as may in its judgment be necessary or desirable in order to wind-down expeditiously the affairs of the Company, the Operating Trust and its and our subsidiaries and complete the Plan of Sale. If the Plan of Sale is approved, the Board will be authorized to wind-down our business, pay or establish a reserve fund for our debts, distribute our assets to our shareholders, establish or convert into a Liquidating Entity, and distribute the net liquidation proceeds to our shareholders (either directly or through a Liquidating Entity), all in accordance with our Declaration of Trust and the Plan of Sale. Our Board may authorize us to establish a reserve fund to pay costs arising from any contingent liabilities. If a reserve fund is established, we would expect a final liquidating distribution to be made once we or the Liquidating Entity determines that no further claims are likely to be made upon the fund. Such a determination could be made, for example, upon the expiration of the time periods specified in the statutes of limitations applicable to the type of claims that may be made against the fund. If such a reserve fund is created, the final payout of the fund’s assets remaining after payment of claims against the fund to our shareholders may not occur for up to three years after the reserve fund is established.
The actual amounts and times of payment of the liquidating distributions to be made to you will be determined by our Board in its discretion and in accordance with applicable law. If you transfer your shares during our implementation of the Plan of Sale, the right to receive any subsequently declared liquidating distributions will transfer with those shares. If you hold your shares as of the close of business on the record date for any applicable liquidating distribution, you will be entitled to receive such liquidating distribution notwithstanding the subsequent transfer of your shares.

Dissolution
Following the complete liquidation of the Company and the taking of all actions required under the laws of the State of Maryland in connection with our Plan of Sale, the officers of the Company will execute and cause to be filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”), and elsewhere as may be required or deemed appropriate, such documents as may be required to dissolve the Company and terminate its existence, including by establishing or converting to a Liquidating Entity.
Amount and Timing of Liquidating Distributions to Shareholders
We anticipate first paying the liquidation preference to the holders of the Series D Preferred Shares and then making an initial cash distribution to our common shareholders, in each case, within approximately 30 days following shareholder approval of the Plan of Sale. The amount of such initial cash distribution to our common shareholders is anticipated to range from $18.00 to $19.00 per share. Upon selling our remaining assets and paying off all of our known liabilities and expenses, and making reasonable provisions for any contingent liabilities, we expect to make one or more additional liquidating distributions to our shareholders.
We cannot predict with certainty the amount of liquidating distributions to our shareholders. However, based upon management’s evaluation of certain data and information, as well as discussions with the Company’s advisors, if the Plan of Sale is approved by our shareholders and we are able to successfully implement the Plan of Sale, we estimate that the aggregate liquidating distributions to our common shareholders (directly or through a Liquidating Entity) from the Plan of Sale (our “Estimated Total Shareholder Distributions Range”) will be between $19.50 and $21.00 per share, assuming a complete liquidation by December 31, 2025. See “Proposal One—The Plan of Sale Proposal.”
Liquidating Entity
The Plan of Sale authorizes the Board to (a) cause the organization of a limited partnership, partnership, limited liability company, association, trust or other organization under the laws of the State of Maryland, or such other jurisdiction as our Board deems advisable, to take over the Company’s assets and carry on the affairs of the Company or (b) merge or convert the Company into, or sell, convey and transfer the Company’s assets to, any such limited partnership, partnership, limited liability company, association, trust or organization in exchange for securities thereof, or beneficial interests therein, and the assumption by such transferee of the liabilities of the Company (such entity, the “Liquidating Entity”). Under the terms of the Plan of Sale, upon a determination made by our Board, we anticipate transferring an amount of cash necessary to establish a reserve fund and liabilities to the Liquidating Entity and distribute interests in the Liquidating Entity to our shareholders after all of our office properties are sold, but we cannot be certain of that timing. The establishment of or conversion to the Liquidating Entity will allow us to avoid most of the costs of operating as a public company. Upon establishing or converting to the Liquidating Entity, our shareholders will receive interests in the Liquidating Entity in proportion to the number of common shares owned by such shareholders. Such interests in the Liquidating Entity (i) will not be transferable (except by will, intestate succession or operation of law), and (ii) will not be represented by certificates. The purpose of the Liquidating Entity will be to pay any remaining liabilities and, after paying any of our remaining liabilities, distribute the proceeds of the sale of assets formerly owned by us to the holders of the interests in the Liquidating Entity. The Liquidating Entity will also pay any expenses and liabilities that remain unsatisfied. Approval of the Plan of Sale Proposal will constitute the approval by our shareholders of, in the discretion of our Board, the establishment of or the conversion to the Liquidating Entity and the terms of any declaration of trust or other governing instruments of the Liquidating Entity that may be adopted by our Board. As noted above, the interests in the Liquidating Entity will not be freely transferable. Therefore, the recipients of interests in the Liquidating Entity will not realize any value from these interests unless and until the Liquidating Entity distributes cash to you, which will be solely in the discretion of the directors, managers, trustees or similar members of the governing body of the Liquidating Entity. Accordingly, in determining the timing of any Liquidating Entity, the Board anticipates, but cannot be certain of, establishing a Liquidating Entity after the office properties are sold. There may be certain adverse tax consequences to our shareholders of receiving and owning interests in the Liquidating Entity as described under the heading “Material United States Federal Income Tax Consequences” beginning on page 42 of this proxy statement.

Termination or Modification of Plan of Sale
Our Board, in its discretion, may, under certain circumstances and at any time, terminate, modify or amend the Plan of Sale, without shareholder approval, and authorize us to dispose all of our assets through a merger, business combination or similar transaction. Any termination or modification may impact the timing and amount of liquidating distributions.
Termination of the Registration of Common Shares
Our common shares are registered under the Exchange Act. In connection with implementing the Plan of Sale, at such other date as our Board deems appropriate, our Board anticipates that it will authorize our executive officers to cause us to delist our common shares from the NYSE and file a Form 15 (or take other appropriate action) to deregister our common shares under the Exchange Act.
Cancellation of Common Shares
The liquidating distributions contemplated by the Plan of Sale will be in complete liquidation of the Company and, following our dissolution, any certificates evidencing such issued and outstanding common shares will be canceled, which will occur upon our establishment of or conversion into of a Liquidating Entity. Our Board will make such provisions as it deems appropriate regarding the cancellations, in connection with the making of liquidating distributions under the Plan of Sale, of outstanding certificates evidencing our common shares.
Appraisal or Dissenters’ Rights
Pursuant to Maryland law and our Declaration of Trust, you are not entitled to appraisal or dissenters’ rights (or rights of an objecting shareholder) in connection with the Plan of Sale.
Regulatory Matters
Other than in connection with the filing of this proxy statement with the SEC, the deregistration of the common shares under the Exchange Act and any requirements under Maryland law, the Company is not aware of any regulatory or governmental requirements that must be complied with or regulatory or governmental approvals that must be obtained in connection with the Plan of Sale.
Risk Factors
In evaluating the Plan of Sale Proposal, you should carefully read this proxy statement and the attached exhibit and consider, in particular, the risk factors and other information discussed in the section entitled “Risk Factors” beginning on page 16 of this proxy statement.
Special Meeting
The Special Meeting of EQC will be held in a virtual-only format on November 12, 2024 at 1:30 p.m. Central Time. At the Special Meeting, our shareholders will be asked to approve the Plan of Sale Proposal and the Executive Compensation Proposal.
Only holders of record of common shares at the close of business on October 1, 2024, the record date for the Special Meeting, are entitled to notice of and to vote at the Special Meeting.
Votes Required
Approval of the Plan of Sale Proposal requires the affirmative vote of the holders of at least two-thirds of the total number of common shares then outstanding and entitled to vote on the proposal at the Special Meeting.

Approval of the Executive Compensation Proposal, which is advisory and non-binding, requires the affirmative vote of a majority of the total number of votes cast by common shares entitled to vote on the proposal at the Special Meeting, assuming a quorum is present.
Recommendation of the Board of Trustees
The Board has determined that the proposals to be acted on at the Special Meeting are in the best interests of EQC and our shareholders, has declared them to be advisable and unanimously recommends that you vote for the Plan of Sale Proposal and the Executive Compensation Proposal.
Share Ownership of Our Trustees, Executive Officers and Certain Shareholders
As of the close of business on October 1, 2024, the record date for the Special Meeting, our trustees and executive officers owned and were entitled to vote, in the aggregate, 2,254,669 common shares, representing approximately 2.1% of the common shares outstanding on that date. Each of our trustees and our executive officers intend to vote FOR each of the proposals described herein.
Material United States Federal Income Tax Consequences
You are urged to read the discussion in the section entitled “Material United States Federal Income Tax Consequences” beginning on page 42 of this proxy statement and to consult your tax advisor as to the United States federal income tax consequences of the Plan of Sale, as well as the effects of state, local and non-U.S. tax laws.
Record Holders
As of the close of business on October 1, 2024, the record date for the Special Meeting, there were approximately 896 holders of record of common shares.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE PLAN OF SALE
The following are some questions that you, as a shareholder of EQC, may have regarding the Special Meeting and the Plan of Sale, and brief answers to those questions. We urge you to read carefully the remainder of this proxy statement because the information in this section may not provide all the information that might be important to you with respect to the proposals being considered at the Special Meeting. Additional important information is also contained in the exhibits to, and the documents incorporated by reference in, this proxy statement.
Q:    What is the purpose of the Special Meeting?
A:     The purpose of the Special Meeting is to ask the shareholders to consider and vote on two proposals, including the Plan of Sale Proposal. We are seeking shareholder approval of the Plan of Sale, which requires approval by the holders of two-thirds of the total number of the common shares outstanding as of the close of business on the record date for the Special Meeting and entitled to vote on the matter. We are also asking shareholders to consider and vote upon the Executive Compensation Proposal, which is advisory and non-binding.
Your vote is very important. If you do not submit your proxy, instruct your broker how to vote your shares or vote at the Special Meeting, it will have the same effect as a vote against approval of the Plan of Sale Proposal, but will have no effect on the Executive Compensation Proposal, other than in connection with the determination of whether a quorum is present.
We encourage you to vote as soon as possible. The enclosed voting materials allow you to vote your common shares without attending the Special Meeting in person. For more specific information on how to vote, please see the questions and answers below.
Q:    What is the Board’s recommendation with respect to the Plan of Sale?
A:    The Board has unanimously determined that it is advisable and in the best interests of the Company and our shareholders that EQC wind-down its affairs, dispose of any remaining assets, pay off outstanding liabilities and distribute the net proceeds to our shareholders in accordance with the Plan of Sale, and recommended that you vote “for” its approval.
Q:    If the Plan of Sale is approved, is there an estimate of the net proceeds that the EQC shareholders will receive in the liquidation?
A:    If the Plan of Sale is approved by our shareholders and we are able to successfully implement the Plan of Sale, we estimate, based upon management’s evaluation of certain data and information, as well as discussions with the Company’s advisors, that the Estimated Total Shareholder Distributions Range will be between $19.50 and $21.00 per share, assuming a complete liquidation by December 31, 2025. If we have misestimated our existing obligations and liabilities or if unanticipated or contingent liabilities arise, or we have misestimated the amount we would receive from the disposition of our assets, the amount ultimately distributed to our shareholders could be more or less than the amounts set forth above. Ultimately, no assurance can be given as to the amounts our shareholders will ultimately receive.
Q:    What will happen under the Plan of Sale?
A:    Under the Plan of Sale, we anticipate winding-down our operations and taking other appropriate and necessary action to terminate EQC, including establishing or converting into a Liquidating Entity, in accordance with Maryland law and our Declaration of Trust. If our shareholders approve the Plan of Sale, upon a determination made by our Board, we anticipate that we will transfer our remaining assets and liabilities, whether by conversion, merger, asset transfer or otherwise, to a Liquidating Entity in accordance with Maryland law and distribute interests in the Liquidating Entity to our shareholders while our remaining liabilities are paid. We anticipate establishing or converting into a Liquidating Entity after we have sold all of our properties, but we cannot be certain of this timing. The Liquidating Entity may be created under the laws of Maryland or such other jurisdiction as our Board deems advisable.
Q:    What is a Liquidating Entity?
A:    Upon a determination made by our Board which we anticipate, but cannot be certain, will occur after we dispose of all of our office property assets, we intend to establish or convert to a Liquidating Entity organized for the primary purpose of paying our remaining liabilities. At the time we establish or convert to a Liquidating Entity, the common shares would be cancelled and our shareholders will receive interests in the Liquidating Entity. Such interests in the Liquidating Entity (i)

will not be transferable except by will, intestate succession or operation of law, and (ii) will not be represented by certificates.
Q:    Who will oversee the liquidation?
A:    The liquidation contemplated by the Plan of Sale will be administered by the Board and management in accordance with the Plan of Sale and subject to our governing documents.
Q:    Will the Company make any new investments?
A:    No. In accordance with applicable tax law, upon implementation of the Plan of Sale, we will not be permitted to make any new investments.  We will, however, be able to satisfy any existing contractual obligations including to pay for required tenant improvements and capital expenditures at our real estate properties, to repurchase our existing common shares if we so choose, to pay any required dividends with respect to our Series D Preferred Shares, to pay the liquidation preference on our Series D Preferred Shares, and to make protective acquisitions or advances with respect to our existing assets.  In addition, we will be able to invest our cash reserves in short-term U.S. Treasuries or other short-term obligations.  Accordingly, to the extent that new investment opportunities arise not related to the foregoing, we will not be permitted to make an investment in such opportunity. See “Proposal One—The Plan of Sale Proposal—Termination of the Plan of Sale.”
Q:    What is the anticipated date of the liquidation?
A:    We will seek to sell all of our assets as soon as practicable while seeking to maximize shareholder value, and while we can make no assurances, we estimate that such sales may be completed within approximately six months after the Plan of Sale Proposal is approved. As of the date of this proxy statement, we, at the direction of the Board, have commenced sales processes with respect to our remaining assets. There are no assurances that sales of assets will be completed at all or within that timeframe, which may be impacted by, among other things, market conditions.
Q:    Will we continue to maintain our status as a REIT?
A:    We expect to remain qualified as a REIT until our final REIT tax year ends, when we transfer our remaining assets (which we anticipate to be mostly cash) and liabilities to the Liquidating Entity, which we anticipate, but cannot be certain, will occur after all of our office properties are sold. Nevertheless, due to the changes in the nature of our assets and the sources of our income that may result during this period, we can neither assure that we will remain qualified as a REIT nor that we will not become subject to federal income tax during the liquidation process.  Any taxes imposed on us could materially reduce the cash available for distribution to our shareholders.
Q:    What vote of EQC shareholders is required to approve the Plan of Sale Proposal?
A:    The affirmative vote of holders of at least two-thirds of the total number of common shares then outstanding and entitled to vote on the proposal at the Special Meeting is required to approve the Plan of Sale Proposal. For purposes of the vote on the Plan of Sale Proposal, abstentions, broker non-votes and other shares not voted will have the same effect as votes against the Plan of Sale Proposal.

Q:    What do I need to do now in order to vote on the proposals being considered at the Special Meeting?
A:    If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, you are considered the shareholder of record with respect to those shares and the Proxy Notice was sent directly to you by us. In that case, you may instruct the proxy holders named in the proxy card how to vote your common shares in one of the following ways:
•Vote online. You can access proxy materials and authorize a proxy to vote your shares at www.proxyvote.com. To vote online, you must have the shareholder identification number provided in the Proxy Notice.
•Vote by telephone. If you received printed materials, you also have the option to authorize a proxy to vote your shares by telephone by following the “Vote by Phone” instructions on the proxy card.
•Vote by regular mail. If you received printed materials and would like to authorize a proxy to vote your shares by mail, please mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided.
    Proxies submitted over the Internet, by telephone or by mail must be received by 11:59 p.m., Eastern Time, on November 11, 2024. If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Proxy Notice was forwarded to you by that organization. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. You should instruct your broker or nominee how to vote your shares by following the voting instructions provided by your broker or nominee.
Q:    Do the trustees and the executive officers of EQC have any interest in the Plan of Sale?
A:    The interests of our trustees and executive officers in the Plan of Sale are generally aligned with the interests of our shareholders. Certain compensation is expected to become payable to our named executive officers in connection with the transactions contemplated by the Plan of Sale. See “Proposal One—The Plan of Sale Proposal—Interests of Certain Persons in the Plan of Sale” beginning on page 35 of this proxy statement.
Q:    Are there any risks related to the Plan of Sale?
A:    Yes. You should carefully review the section entitled “Risk Factors” beginning on page 16 of this proxy statement.
Q.    What are the United States federal income tax consequences of the Plan of Sale?
A.    We urge you to consult with your own tax advisors regarding tax consequences of liquidating distributions made pursuant to the Plan of Sale.
While your tax treatment may vary depending on your particular situation, in general, if the Plan of Sale is approved and EQC is liquidated, distributions to you in accordance with the Plan of Sale should not be taxable to you for U.S. federal income tax purposes until the aggregate amount of liquidating distributions to you exceeds your adjusted tax basis in your common shares, and then should be taxable to you as capital gain (assuming you hold your shares as a capital asset). To the extent the aggregate amount of liquidating distributions to you is less than your adjusted tax basis in your common shares, you generally will recognize a capital loss (assuming you hold your shares as a capital asset) in the year the final distribution is received by you. The transfer of our assets to a Liquidating Entity, including by means of a conversion of EQC into a Liquidating Entity, will be a taxable event to our shareholders notwithstanding that the shareholders may not concurrently receive a distribution of cash with which to satisfy the resulting tax liability. We anticipate, but cannot be certain, that the transfer of assets to a Liquidating Entity will occur after we have sold our remaining office properties and we have distributed substantially all of the proceeds from those sales as well as substantially all of our remaining cash. Consequently, we anticipate transferring mostly cash to a Liquidating Entity in an amount sufficient to satisfy any remaining liabilities and the expenses of completing our liquidation. If, instead, we transfer one or more of our remaining office properties to a Liquidating Entity, tax-exempt U.S. holders of interests in the Liquidating Entity may realize unrelated business taxable income with respect to the Liquidating Entity’s operations, and non-U.S. holders of interests in the Liquidating Entity may be considered to derive income that is effectively connected with a U.S. trade or business. In addition, non-U.S. shareholders, including non-U.S. holders of interests in a Liquidating Entity, may be subject to U.S. withholding taxes with respect to liquidating distributions under certain circumstances. Please see the section entitled “Material United States Federal Income Tax Consequences” beginning on page 42 of this proxy statement and consult your tax advisor as to the tax consequences applicable to your particular circumstances.
Q:    Can the Plan of Sale be terminated?
A:    Yes. The Board, in its discretion, may, under certain circumstances and at any time, terminate, modify or amend the Plan of Sale, without shareholder approval, and authorize us to dispose all of our assets through a merger, business combination or similar transaction. Any termination or modification may impact the timing and amount of liquidating distributions.
Q:    What if an offer is received for the Company?
A:    If an offer is received to acquire the Company as a whole, the Board will evaluate the offer in accordance with its duties.  If acceptance of such offer is deemed to be in the best interests of the shareholders and it is received prior to the Special Meeting, the Board may elect to delay or cancel the Special Meeting.  If acceptance of such offer is deemed to be in the best interests of the shareholders after the adoption of the Plan of Sale, depending on the structure of the transaction, the Board may be required to seek the consent of shareholders for such a transaction.
Q:    Can the Special Meeting be adjourned or postponed?
A:    Yes. If, at the time of the Special Meeting, the number of common shares present or represented by proxy voting in favor of the approval of the Plan of Sale Proposal and the Executive Compensation Proposal is insufficient to approve one or both of those proposals, the special committee may postpone the date of the Special Meeting and the chair of the special committee has the authority to adjourn the Special Meeting, if needed, in order to solicit additional proxies in favor of the approval of the proposals.
Q:    What will happen if the Plan of Sale Proposal is not approved by shareholders?
 A:    The Board may explore other alternatives, including continuing to operate as a publicly-owned entity and making investments and dispositions and conduct its operations in the ordinary course of business. If the Board seeks to dispose all of our assets through a merger, business combination or similar transaction, it may require separate approval by our shareholders.
Q:    Am I entitled to appraisal rights or dissenters’ rights in connection with the Plan of Sale?
A:    No. As a holder of common shares, you will not be eligible for appraisal rights or dissenters’ rights (or rights of an objecting shareholder) under Maryland law in connection with the Plan of Sale.
Q:    Will I still be able to sell or transfer my common shares following the adoption of the Plan of Sale?
A:    Yes. Our common shares will be transferable following the adoption of the Plan of Sale to the same extent as before the adoption of the Plan of Sale until the establishment of a Liquidating Entity. Under the rules of the NYSE, the exchange has discretionary authority to delist our common shares if we proceed with the Plan of Sale. In addition, the exchange may commence delisting proceedings against us if (i) the average closing price of our common stock falls below $1.00 per share over a 30-day consecutive trading period, (ii) our average market capitalization falls below $15 million over a 30-day consecutive trading period, or (iii) we lose our REIT qualification. Even if the NYSE does not move to delist the common shares, at a future date to be determined by the Board, we expect to voluntarily delist our common shares from the NYSE in an effort to reduce our operating expenses and maximize our liquidating distributions. If our common shares are delisted, you may have difficulty trading your common shares on the secondary market. Also, upon the establishment of a Liquidating Entity, the interests in the trust or entity (i) will not be transferable except by will, intestate succession or operation of law, and (ii) will not be represented by certificates.
Q:    Am I being asked to vote on anything else?
A:    Yes. In addition to voting for the Plan of Sale Proposal, our Board is also asking you to approve the Executive Compensation Proposal, which is advisory and non-binding. Our Board recommends that you vote for the Executive Compensation Proposal.

Q:    Why is EQC seeking my vote on the Executive Compensation Proposal?
A:    In accordance with SEC rules, the Company is required to conduct a stockholder advisory, non-binding vote to consider and approve the Executive Compensation Proposal.
Q:    What vote of shareholders is required to approve, on an advisory, non-binding basis, the Executive Compensation Proposal?
A:    The Executive Compensation Proposal requires the affirmative vote of a majority of the total number of votes cast by common shares entitled to vote on the proposal at the Special Meeting, assuming a quorum is present.
Q:    Who is entitled to notice of and to vote at the Special Meeting?
A:    Only holders of record of common shares outstanding as of the close of business on October 1, 2024, the record date for the Special Meeting, are entitled to notice of and to vote at the Special Meeting. As of the close of business on the record date, there were 107,327,691 common shares outstanding and entitled to vote at the Special Meeting.
Q:    If my common shares are held in “street name” by my broker, will the broker vote the shares on my behalf?
A:    If your shares are held in a stock brokerage account or by a bank or other nominee, then you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank or other nominee, who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote, and you are also invited to attend the Special Meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the Special Meeting, unless you request a proxy from your broker, bank or other nominee. Your broker, bank or other nominee has enclosed a voting instruction card for you to use in directing the broker, bank or other nominee regarding how to vote your shares.
Brokers who hold shares in “street name” for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are precluded from exercising their voting discretion with respect to approval of non-routine matters, such as the approval of the Plan of Sale Proposal, and, as a result, absent specific instructions from the beneficial owner of such shares, brokers will not vote those shares on the Plan of Sale Proposal. This is referred to as a “broker non-vote.” Broker non-votes will be considered as “present” at the Special Meeting for purposes of determining a quorum. Broker non-votes will have the effect of a vote against the Plan of Sale Proposal and will have no effect on the Executive Compensation Proposal, other than in connection with the determination of whether a quorum is present. Your broker will send you information to instruct it on how to vote on your behalf. If you do not receive a voting instruction card from your broker, please contact your broker promptly to obtain the voting instruction card. Your vote is important to the success of the proposals being considered at the Special Meeting. EQC encourages all of its shareholders whose shares are held in “street name” to provide their brokers with instructions on how to vote. See “Special Meeting of the Shareholders of Equity Commonwealth—Abstentions; Broker Non-Votes” on page 25 of this proxy statement.
Q:    What will happen if I abstain from voting or fail to vote?
A:    Your abstention will have the same effect as a vote against the approval of the Plan of Sale Proposal, and will have no effect on the Executive Compensation Proposal, other than in connection with the determination of whether a quorum is present. Failure to attend and vote at the Special Meeting or to submit your proxy using one of the available methods will have the same effect as a vote against the approval of the Plan of Sale Proposal, and assuming a quorum is present, will have no effect on the Executive Compensation Proposal, and will result in your shares not being considered as “present” for purposes of determining a quorum.

Q:    Can I change my vote after I have delivered my proxy?
A:    Yes. If you are a holder of record, you can change your vote at any time before your proxy is voted at the Special Meeting by:
•delivering a signed written notice of revocation to our Investor Relations Department, Attention: Investor Relations at our principal executive offices located at Two North Riverside Plaza, Suite 2000, Chicago, IL 60606, before your proxy is voted at the Special Meeting;
•signing and delivering a new, valid proxy bearing a later date but prior to the Special Meeting;
•submitting another proxy by telephone or the Internet (your latest telephone or Internet voting instructions will be utilized) prior to the Special Meeting; or
•attending the Special Meeting and voting in person, although your attendance alone will not revoke your proxy. If your shares are held in “street name,” you must contact your broker, bank or other nominee to change your vote.
Q:    Who will count the votes cast at the Special Meeting?
A:    We have engaged an inspector of elections for the Special Meeting. In that role, the inspector of elections will be responsible for counting the votes cast at the Special Meeting. In addition, we have engaged D.F. King & Co., Inc. (“D.F. King”) to assist in the proxy solicitation process. D.F. King will be paid a fee of approximately $12,500.00 plus disbursements. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. If you are a shareholder of record, and you choose to authorize a proxy over the Internet or by phone, D.F. King will access and process your vote electronically, and if you have requested and received proxy materials via mail and choose to sign and mail your proxy card, your executed proxy card will be returned directly to D.F. King for processing. If you hold your shares through a broker, your broker (or its agent for tabulating votes of shares held in “street name”) will return one proxy card to D.F. King on behalf of all its clients. The inspector of elections will coordinate with D.F. King to ensure proper tabulation of your proxy votes at the Special Meeting.
Q:    Who is paying for this proxy solicitation?
A:    EQC will pay for the entire cost of soliciting proxies. In addition to mailed proxy materials, our trustees and executive officers may also solicit proxies in person, by phone or by other means of communication. Our trustees and executive officers will not be paid any additional compensation for soliciting proxies.
Q:    What is the quorum requirement?
A:    A quorum of our shareholders is necessary to hold a valid Special Meeting. A quorum will be present if the holders of a majority of common shares outstanding as of the record date for the Special Meeting and entitled to vote are present (in person or represented by proxy) at the Special Meeting. On the record date, there were 107,327,691 common shares outstanding and entitled to vote at the Special Meeting. Accordingly, 53,663,846 common shares must be present (in person or represented by proxy) at the Special Meeting to have a quorum.
Q:    How can I find out the results of the voting at the Special Meeting?
A:    We will announce the voting results by filing a Current Report on Form 8-K within four business days after the Special Meeting is held. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.
Q:    Who can help answer my questions?
A:    If you have any questions about the Plan of Sale Proposal or the Executive Compensation Proposal or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact our proxy solicitor, D.F. King. Banks and brokers may call D.F. King collect at (212) 269-5550. Shareholders may call D.F. King toll-free at (800) 511-9495.

RISK FACTORS
The following risk factors, together with the other information in this proxy statement and in the “Risk Factors” sections included in the documents incorporated by reference herein (see “Where You Can Find More Information” on page 53), should be carefully considered by each EQC shareholder before deciding whether to vote to approve the Plan of Sale Proposal as described in this proxy statement. In addition, our shareholders should keep in mind that the risks described below are not the only risks that are relevant to your voting decision. The risks described below are the risks that we believe are the material risks of which our shareholders should be aware. However, additional risks that are not presently known to us, or that we believe are not material, may also prove to be important to you.
Risk Factors Related to Plan of Sale
We cannot assure you of the actual amount you will receive in liquidating distributions or when you will receive them.
Our Estimated Total Shareholder Distributions Range is an estimate involving certain assumptions and judgments and does not reflect the actual amount that our shareholders will receive in liquidating distributions. The actual amount we will distribute to you may be higher or lower than our Estimated Total Shareholder Distributions Range if the net sales prices of our assets are more or less than we expect or if our liabilities are greater or less than we expect. In addition, the actual amount we will distribute to you may be higher or lower than our Estimated Total Shareholder Distributions Range due to fees and expenses incurred in connection with the sale of our assets, expenses incurred and revenue generated prior to dissolution and in the administration of our properties prior to disposition, operational and general administrative expenses, wind-down costs, taxes, estimated costs or liabilities related to pending and any future litigation, and other liabilities that may be incurred by the Company. Our Estimated Total Shareholder Distributions Range was determined as of September 10, 2024 and does not take into account interest rate, market conditions or other factors, which may cause the aggregate amount of liquidating distributions to be more or less than our estimate.
To the extent we are unable to complete dispositions in a timely manner, or we make any dispositions on unfavorable terms, our liquidating distributions may be delayed or reduced.
In calculating our Estimated Total Shareholder Distributions Range, we assumed that we will be able to find buyers for our properties at amounts based on our estimated range of gross real estate sales prices. However, we may not be able to complete sales in a timely manner, if at all, and any such dispositions could be completed for less than estimated, and our liquidating distributions could be delayed or reduced as a result. We could incur significant costs and liabilities in connection with the dispositions of our properties, including through indemnification we provide to purchasers, the provision of seller financing, transaction fees and expenses, and contingent liabilities.
We may agree to receive debt from buyers to finance part of the purchase price for one or more of our properties, which may delay or reduce the amount you receive in liquidating distributions.
       Buyers of one or more of our properties may finance a portion of the purchase price for our properties. To the extent that the amount of financing available is not sufficient for the purposes of purchasing a property, we may agree to accept debt from a buyer to finance a portion of the purchase price. In order to maximize liquidating distributions for our shareholders, we expect to try and sell any such debt, but we cannot guarantee that we will be able to do so or the price at which we may be able to do so. In addition, we cannot assure you that buyers will otherwise be able to repay or otherwise satisfy such debt. As a result, the liquidating distributions could be delayed or reduced.
Market factors such as a recession or higher interest rates may impact liquidating distributions.
Market factors such as a recession or higher interest rates may impact the fees and expenses incurred in connection with the sale of our properties, resulting in reduced liquidating distributions.

Lower property values may reduce the amount we receive upon a sale of our assets, which would reduce the amount you receive in liquidating distributions.
The Plan of Sale authorizes the sale of our remaining properties. We cannot predict whether we will be able to do so at all or at prices or on terms and conditions acceptable to us. The amount we receive upon sale of our assets depends on the underlying value of our assets, which may be reduced by a number of factors, including, without limitation, the following:
•changes in supply of or demand for similar or competing properties in an area;
•changes in interest rates or availability of mortgage funds that may render the sale of a property difficult or unattractive;
•increases in operating expenses;
•the financial performance and economic viability of our tenants, and the ability of our tenants to satisfy their obligations under their leases and otherwise;
•vacancies and inability to lease or sublease space;
•potential major repairs which are not presently contemplated or other contingent liabilities associated with the assets;
•any unexpected costs with respect to improvements, zoning or related matters for any of our assets prior to sale;
•competition;
•changes in tax, real estate, environmental and zoning laws; and
•periods of increased regulation, political instability and tight money supply.
If our Plan of Sale costs or unpaid liabilities are greater than we expect, our liquidating distributions may be delayed or reduced.
Before making the final liquidating distribution, we will need to pay or arrange for the payment of all of our transaction costs in the Plan of Sale, all other costs and all valid claims of our creditors, as well as any required payments to holders of our Series D Preferred Shares. Our Board may also decide to acquire one or more insurance policies covering contingent claims against us and/or our Board, for which we would pay a premium which has not yet been determined, or establish a reserve fund to pay contingent claims. To the extent that we have underestimated these costs in calculating our Estimated Total Shareholder Distributions Range, our actual liquidating distributions may be lower than our estimated liquidating distributions. Further, if a reserve fund is established, payment of liquidating distributions to our shareholders may be delayed or reduced.
Our shareholders could, in some circumstances, be held liable for amounts they received from us in connection with our dissolution.
Under Maryland law, certain obligations or liabilities of our shareholders, trustees or officers may not be avoided by our dissolution. For example, if we make liquidating distributions to our shareholders without making adequate provisions for payment of creditors’ claims (including litigation claims), our shareholders may be liable to the creditors to the extent of the liquidating distributions to them in excess of the amount of any payments due to creditors, up to the amounts previously received by such shareholder from us. Accordingly, in such event, a shareholder could be required to return all liquidating distributions previously made to such shareholder and a shareholder could receive less or nothing from us under the Plan of Sale. Moreover, in the event a shareholder has paid taxes on amounts previously received as a liquidating distribution, a repayment of all or a portion of such amount could result in a shareholder incurring a net tax cost if the shareholder’s repayment of an amount previously distributed does not cause a commensurate reduction in taxes payable. To the extent that we have underestimated the size of our contingency reserve and liquidating distributions to our shareholders have already been made, our shareholders may be required to return some of the liquidating distributions.

Defaults under future sale agreements may delay or reduce liquidating distributions.
The consummation of the potential asset sales made pursuant to the Plan of Sale will be subject to future sale agreements. If any of the transactions contemplated by such future sale agreements do not close because of a buyer default, failure of a closing condition or for any other reason, we may not be able to enter into a new agreement on a timely basis or on terms that are as favorable as the original sale agreement, thereby delaying or reducing the payment of our liquidating distributions.
If we are unable to maintain the occupancy rates of currently leased space and lease currently available space or if tenants default under their leases or other obligations to us during the liquidation process, our cash flow will be reduced and our liquidating distributions may be reduced or delayed.
As of June 30, 2024, and December 31, 2023, our portfolio was 71.4% and 81.2% leased, respectively. In calculating the Estimated Total Shareholder Distributions Range, we assumed that we would maintain the occupancy rates of currently leased space, that we would be able to rent certain currently available space and that we would not experience any significant tenant defaults during the liquidation process that were not subsequently cured. In the event of a tenant default, we may elect to restructure such tenant’s lease, which could require us to substantially reduce or delay the rent payable to us under the lease, or make other unfavorable modifications. To the extent that we receive less rental income than we expect during the liquidation process, our liquidating distributions may be reduced or delayed.
Our entity value may be adversely affected by adoption of the Plan of Sale.
Once our shareholders approve the Plan of Sale and we commence implementing the Plan of Sale, it may dissuade parties that might have an interest in acquiring our Company as a whole, by means of a merger transaction or otherwise, from pursuing such an acquisition and may, especially as the liquidation process progresses and draws closer to completion, also preclude other possible courses of action.
Our Board, under certain circumstances, may terminate the Plan of Sale without shareholder approval at the Board’s discretion, and may also otherwise modify or amend the Plan of Sale at any time before or after it is approved by our shareholders.
Notwithstanding approval of the Plan of Sale by our shareholders, under certain circumstances, our Board may terminate the Plan of Sale without shareholder approval at the Board’s discretion and authorize us to seek to dispose of all our assets through a merger, business combination or similar transaction, as a result of which you may receive a different amount or form of consideration than otherwise provided for under the Plan of Sale. This power of termination may be exercised up to the time that the Notice of Termination of Existence has been accepted for record by the SDAT. In addition, our Board may modify or amend the Plan of Sale without further action by our shareholders to the extent permitted under then current law if the Board concludes that such modification or amendment is in the best interests of our shareholders. Any termination or modification may impact the timing and amount of liquidating distributions.
Even if we receive shareholder approval of the Plan of Sale, a merger transaction may require another shareholder approval under Maryland law or the Company’s organizational documents.
Notwithstanding approval of the Plan of Sale by our shareholders, the Board may approve a merger transaction which would require shareholder approval under Maryland law. Regardless of whether our shareholders approve the Plan of Sale, we will not effect a merger or other transaction that would require shareholder approval under Maryland law (excluding a merger that the Board concludes in its discretion is for the primary purpose of establishing a Liquidating Entity) without circulating a proxy statement that would comply with Item 14 of Schedule 14A of the SEC to seek and obtain approval of that transaction from our shareholders. In such case, the perceived benefits of the Plan of Sale may be reduced or eliminated by, for example, increasing the time necessary to consummate the sale and dissolution of the Company, introducing additional uncertainty and conditionality to potential transactions, and discouraging certain potential buyers from participating in a potential transaction, any of which could adversely affect our ability to maximize value to its shareholders.

Pursuing the Plan of Sale may cause us to fail to qualify as a REIT, which would significantly lower the amount of our liquidating distributions.
For so long as we qualify as a REIT and distribute all of our taxable income, we generally are not subject to U.S. federal income tax. However, there is a risk that our actions in pursuit of the Plan of Sale may cause us to fail to meet one or more of the requirements that must be met in order to qualify as a REIT. For example, to qualify as a REIT, at least 75% of our gross income must come from real estate sources and 95% of our gross income must come from real estate sources and certain other sources that are itemized in the REIT tax laws, mainly interest and dividends. We may encounter difficulties satisfying these or other REIT requirements as part of the liquidation process. We expect to remain qualified as a REIT until our final REIT tax year ends, when we transfer our remaining assets (which we anticipate to be mostly cash) and liabilities to the Liquidating Entity, which we anticipate, but cannot be certain, will occur after all of our office properties are sold. If we are unable to maintain our REIT status in 2025 or future taxable years, we will, among other things (unless entitled to relief under certain statutory provisions):
•not be allowed a deduction for dividends paid to shareholders in computing our taxable income;
•be subject to federal income tax on our taxable income, including recognized gains, at regular corporate rates;
•be subject to increased state and local taxes; and
•be disqualified from treatment as a REIT for the taxable year in which we lose our qualification and for the four following taxable years.
As a result of these consequences, our failure to qualify as a REIT could substantially reduce the funds available for liquidating distribution to our shareholders.
We own two of our four properties and approximately $2.1 billion of cash and cash equivalents through two subsidiary entities which are intended to qualify as REITs (the “Subsidiary REITs”). The Subsidiary REITs are subject to the various REIT qualification requirements and other limitations described herein. If one of the Subsidiary REITs were to fail to qualify as a REIT: (i) the Subsidiary REIT would become subject to U.S. federal income tax and could become subject to increased state and local taxes, (ii) shares in the Subsidiary REIT would cease to be qualifying assets for purposes of the asset tests applicable to REITs and would cease to produce qualifying income for purposes of the income tests applicable to REITs, and (iii) it is possible that we would fail certain asset and income tests applicable to REITs, and we could fail to qualify as a REIT, unless we avail ourselves of certain relief provisions.
Pursuing the Plan of Sale may cause us to be subject to U.S. federal income tax, which would reduce the amount of our liquidating distributions.
So long as we continue to qualify as a REIT, any net gain from “prohibited transactions” will be subject to a 100% tax. “Prohibited transactions” are sales of property held primarily for sale to customers in the ordinary course of a trade or business. The prohibited transactions tax is intended to prevent a REIT from retaining any profit from ordinary retailing activities such as sales to customers of condominium units or subdivided lots in a development project. The Code provides for a “safe harbor” which, if all its conditions are met, would protect a REIT’s property sales from being considered prohibited transactions. Whether an asset is property held primarily for sale to customers in the ordinary course of a trade or business is a highly factual determination. We expect the asset sales made pursuant to the Plan of Sale to either qualify for the safe harbor or otherwise not be subject to the prohibited transactions tax. There can be no assurance, however, that such sales will qualify for the safe harbor or the Internal Revenue Service (the “IRS”) will not successfully challenge the characterization of properties we hold for purposes of applying the prohibited transactions tax.

Because liquidating distributions may be made in multiple tax years, if we were to terminate the Plan of Sale in a tax year subsequent to one in which we had already made liquidating distributions, the timing and character of your taxation with respect to liquidating distributions made to you in the prior tax year could change, which may obligate you to file amended tax returns and subject you to greater tax liability with respect to the prior tax year than you would otherwise have been subject to.
If we were to terminate the Plan of Sale in a tax year subsequent to one in which we had already made liquidating distributions, you may be obligated to file amended tax returns, which could subject you to greater tax liability with respect to the prior tax year than to which you would otherwise have been subject. For U.S. holders, distributions to you under the Plan of Sale generally should not be taxable to you for U.S. federal income tax purposes until the aggregate amount of liquidating distributions to you exceeds your adjusted tax basis in your common shares, and then should be taxable to you as capital gain (assuming you hold your shares as a capital asset). However, if we terminate the Plan of Sale, the U.S. federal income tax treatment of liquidating distributions already made pursuant to the Plan of Sale would change because they would no longer be treated as having been made as part of our complete liquidation. Instead, any such liquidating distributions would be treated as either a distribution made with respect to the shares you hold, subject to the normal rules of U.S. federal income tax for distributions, or as payment to you for the sale or exchange of your shares in partial redemption of them. Whether sale or distribution treatment would apply to you would depend on your particular circumstances and various other factors and we cannot predict which would apply; however, regardless of which treatment would apply, each distribution likely would be at least partially taxable to you, in which case you would have to file amended returns and pay any additional taxes that may be due. Certain shareholders may be subject to special rules. Please see the section entitled “Material United States Federal Income Tax Consequences” and consult your tax advisor as to the tax consequences applicable to your particular circumstances.
Distributing interests in or conversion to a Liquidating Entity may cause you to recognize gain prior to the receipt of cash.
Our Board may cause the Company to transfer its remaining assets and liabilities to or convert the Company to a Liquidating Entity if our Board determines, in its discretion, that it is advisable or appropriate to do so. Such a transfer or conversion would be treated as a distribution of our remaining assets to our shareholders, together with a contribution of the assets to the Liquidating Entity. As a result, in such case, you would recognize gain to the extent that your share of the cash and the net fair market value of any assets (less liabilities assumed) received or initially held by the Liquidating Entity was greater than your basis in your common shares, regardless of whether you contemporaneously receive a distribution of cash with which to satisfy any resulting tax liability, and the Company may have withholding tax obligations with respect to non-U.S. shareholders. See “Material United States Federal Income Tax Consequences—Tax Consequences of the Liquidating Trust” and “—Tax Consequences of the Liquidating Entity.” In addition, it is possible that the fair market value of the assets received or initially held by the Liquidating Entity, as estimated for purposes of determining the extent of your gain at the time at which interests in the Liquidating Entity are distributed to the shareholders, will exceed the cash or fair market value of property received by the Liquidating Entity on a later sale of the assets. In this case, you could recognize a loss in a taxable year subsequent to the taxable year in which the gain was recognized, the deductibility of which may be limited under the Code. The distribution to shareholders of interests in or the conversion of the Company to a Liquidating Entity may also cause ongoing adverse tax consequences (particularly to tax-exempt and non-U.S. shareholders, which may be required to file U.S. tax returns with respect to their share of income generated by the Liquidating Entity).
Our Board will have the authority to cause us to sell all of our remaining assets under terms less favorable than those assumed for the purpose of estimating our Estimated Total Shareholder Distributions Range.
While we have the authority to sell certain of our assets, if the Plan of Sale is approved, we will have the authority to sell all of our remaining assets on such terms and to such parties as we determine in our sole discretion. Notably, you will have no subsequent opportunity to vote on such matters and will, therefore, have no right to approve or disapprove the terms of such sales.
Shareholder litigation related to the Plan of Sale could result in substantial costs and distract our management.
Historically, extraordinary corporate actions by a company, such as the proposed Plan of Sale, often lead to securities class action lawsuits being filed against that company. Such litigation may be expensive and protracted and, even if we ultimately prevail, the process of defending against lawsuits may divert management’s attention from implementing the Plan of Sale and operating our business. We cannot provide any assurance regarding the outcome of any claims that may arise in the future. We also have indemnified our present and former trustees, officers and property managers in connection with litigation in which they are named or threatened to be named as a party in their capacity as trustees, officers and property managers, which could result in substantial costs. Any fines, judgments or settlements that exceed our insurance coverage and any indemnification costs that we are required to pay could materially and adversely affect us and our liquidating distributions may be delayed or reduced.
Our trustees and executive officers may have conflicts of interest that may influence their support of the Plan of Sale.
Our trustees and executive officers may be deemed to have interests in the Plan of Sale that are in addition to, or different from, your interests as a shareholder, in light of the common shares and OP Units owned by our trustees and executive officers, the change in control agreements between each of our executive officers and the Company, the equity compensation awards that our trustees and executive officers have received, each of which may entitle the trustees and executive officers to certain payments in connection with or following the Plan of Sale. Consequently, these individuals may be more likely to support the Plan of Sale than might otherwise be the case if they did not expect to receive those payments. The impact of the proposed Plan of Sale on our trustees and executive officers is described more fully below under the heading “Interests of Certain Persons in the Plan of Sale.”
Our basis of accounting is likely to change at some point, which could require us to write-down our assets.
During the course of the liquidation process, we must change our basis of accounting from the going-concern basis to the liquidation basis of accounting. In order for our financial statements to be in accordance with generally accepted accounting principles (“GAAP”) under the liquidation basis of accounting, all of our assets must be stated at the amount of consideration we expect to collect, and all of our liabilities must be recorded at the estimated amounts at which the liabilities are expected to be settled. There is a risk that the liquidation basis of accounting may result in write-downs of certain of our assets to values substantially less than their carrying amounts, and may require that certain of our liabilities be increased or recorded to reflect the anticipated effects of the liquidation.
For as long as appropriate, we intend to continue to use the going-concern basis of accounting. Under the going-concern basis, assets and liabilities are expected to be realized in the normal course of business. However, long-lived assets to be sold should be reported at the lower of carrying amount or estimated fair value less cost to sell. For long-lived assets to be held and used, when a change in circumstances occurs, our management must assess whether we can recover the carrying amounts of our long-lived assets. If our management determines that, based on all available information, we cannot recover those carrying amounts, an impairment of value of our long-lived assets will be deemed to have occurred and the assets written down to their estimated fair value.
We will continue to incur the expenses of complying with public company reporting requirements.
Until our liquidation and dissolution is complete, we will have an obligation to continue to comply with the applicable reporting requirements of the Exchange Act. In order to minimize expenses, at a future date as our Board determines, our Board anticipates that it will authorize our executive officers to file the Notice of Termination of Existence and cause us to delist our common shares from the NYSE and file a Form 15 (or take other appropriate action) to deregister our common shares under the Exchange Act, thereby terminating/suspending our reporting requirements under the Exchange Act. Following such termination/suspension, we will continue to file current reports on Form 8-K to disclose material events relating to our liquidation and dissolution, along with any other reports that the SEC might require, but would discontinue filing annual and quarterly reports on Forms 10-K and 10-Q, respectively. However, if we no longer satisfy the requirements under which we were able to cease reporting under the Exchange Act, our reporting obligations would return and we would incur these expenses, which would reduce the amount you receive in liquidating distributions. To the extent that we delay filing the Notice of Termination of Existence and the delisting of our common shares from the NYSE, we would be obligated to continue complying with the applicable reporting requirements of the Exchange Act.
If our Plan of Sale is approved, our common shares will be delisted from the NYSE at a future date to be determined by the Board.
In connection with the Plan of Sale, at a future date as our Board determines, we anticipate that we will voluntarily delist our Common Shares from the NYSE, subject to the rules of the NYSE and our Declaration of Trust, in order to reduce our operating expenses and maximize our liquidating distributions. Under the rules of the NYSE, the exchange has discretionary authority to delist our common shares if we proceed with the Plan of Sale. In addition, the exchange may commence delisting proceedings against us if (i) the average closing price of our common stock falls below $1.00 per share over a 30-day consecutive trading period, (ii) our average market capitalization falls below $15 million over a 30-day consecutive trading period or (iii) we lose our REIT qualification. Once our common shares are delisted, you may have difficulty trading common shares on the secondary market and the value of your investment may be reduced. Moreover, if we establish or convert into a Liquidating Entity, our common shares (and interest in the Liquidating Entity) will not be transferable except by will, intestate succession or operation of law.
As a result of the Plan of Sale, certain institutional shareholders may be required to sell their common shares or our common shares may fail to meet the requirements to be eligible for inclusion on certain indexes.
Upon the adoption of the Plan of Sale, the governing documents of certain of our institutional investors may prohibit the holding of common shares or interest in a Liquidating Entity. Similarly, any index of which our common shares are a member, such as the Russell 2000, may have restrictions that would require our common shares to no longer be part of such index. If either or both of these were to be the case, such institutional investors and other investors that invest in stocks included on such index would be required to divest our common shares that they hold, which would create downward pressure on the trading price of our common shares, and such investors could receive less than shareholders that receive all liquidating distributions ultimately made under the Plan of Sale.
There can be no assurance that our adoption of the Plan of Sale will result in greater returns to you on your investment within a reasonable period of time than you would receive through other alternatives at this time.
If our shareholders approve the Plan of Sale, you will not participate in any future earnings or benefit from any increases in the value of our properties after such properties are sold. While our Board believes that the Plan of Sale will provide you with a greater return on your investment within a reasonable period of time than you would receive through other alternatives that EQC may pursue, it is possible that pursuing other alternatives could provide you with a greater return. In that case, you will be foregoing those other opportunities if we implement the Plan of Sale.
Market disruption caused by economic uncertainty and an overall slowdown in the office leasing market following the COVID-19 pandemic, including remote and hybrid working trends and other factors impacting the demand for office space, may continue to materially adversely affect us, including negatively impacting office demand, the long-term value of our properties, our growth prospects, our results of operations and our financial condition.
Our business has been and is continuing to be impacted by economic uncertainty and an overall slowdown in the office leasing market following the COVID-19 pandemic due to a variety of factors, including tenant uncertainty regarding office space needs and other factors negatively impacting the demand for office space. The majority of our tenants’ employees are currently working at least in part remotely, with many businesses reassessing their long-term demand for office space, which could adversely affect our ability to successfully re-lease our properties, the lease terms we are able to negotiate and the long-term value of our office properties. In addition, any future outbreaks of variants of the COVID-19 virus, or another pandemic, which result in the renewed imposition by governmental authorities of stay-at-home orders, quarantines, closures and other restrictions could materially and adversely affect us.
Overall, our business has experienced a significant reduction in leasing activity and parking revenue when compared to pre-pandemic levels. As of December 31, 2023 and December 31, 2019, our comparable property portfolio was 81.2% and 91.5% leased, respectively. The duration of these business disruptions continues to be unknown, and we currently are not able to estimate the full impact of the overall slowdown in the office leasing market on our business. For the above reasons, economic uncertainty and remote and hybrid working trends have and may continue to materially adversely affect us.
Risk Factors Related to Our Business
The risk factors set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 are incorporated by reference herein.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
The information in this proxy statement contains “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. EQC intends that such forward-looking statements be subject to the safe harbors created by Section 21E of the Exchange Act. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of our business and its performance, the economy and other future conditions and forecasts of future events and circumstances. When used in this proxy statement, the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “approximately,” “plan,” “continue,” “pro forma,” “may,” “will,” “seek,” “should” and “could,” or the negative of these words or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). Some factors that might cause such a difference include, but are not limited to, government regulation, economic, strategic, political and social conditions, and the various other risks described in this proxy statement under the section entitled “Risk Factors” beginning on page 16, as well as those set forth in our other SEC filings incorporated by reference herein. Given these uncertainties, you are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they were made. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by law.

SPECIAL MEETING OF THE SHAREHOLDERS OF EQUITY COMMONWEALTH
When and Where the Special Meeting Will Be Held
The Special Meeting will be held in a virtual-only format on November 12, 2024 at 1:30 p.m. Central Time.
What Will Be Voted Upon
The purpose of the Special Meeting is to consider and vote upon the following proposals:
1.to consider and vote upon the Plan of Sale Proposal; and
2.on an advisory, non-binding basis, to consider and vote upon the Executive Compensation Proposal.
Our bylaws provide that only such business shall be conducted at a Special Meeting of shareholders as has been brought before the meeting pursuant to the Company’s notice of meeting.
The matters to be considered at the Special Meeting are important to the holders of common shares. Accordingly, we urge you to read and carefully consider the information presented in this proxy statement and the exhibit attached to this proxy statement, and to complete, date, sign and promptly return the enclosed proxy card in the enclosed postage-paid envelope, or by telephone or on the Internet pursuant to the instructions on the enclosed proxy card.
Our Board of Trustees’ Recommendation
Our Board has unanimously approved the Plan of Sale and recommends that you vote for the approval of the Plan of Sale Proposal and the Executive Compensation Proposal, which is advisory and non-binding.
Which Shareholders May Vote
Our Board has fixed the close of business on October 1, 2024 as the record date for determining the holders of common shares that are entitled to receive notice of the Special Meeting and to vote their shares at the Special Meeting and any adjournment or postponement of the Special Meeting. Each outstanding EQC common share is entitled to one vote on each of the proposals set forth in this proxy statement.
At the close of business on the record date, there were issued and outstanding 107,327,691 common shares.
How Do Shareholders Vote
The proxy card accompanying this proxy statement is solicited on behalf of our Board for use at the Special Meeting. Our shareholders are requested to complete, date and sign the accompanying proxy card and promptly return it in the accompanying pre-addressed, postage-paid envelope. Our shareholders can also submit their proxy by telephone or the Internet pursuant to the instructions set forth on the enclosed proxy card. All proxies that are properly executed and returned, or submitted by telephone or the Internet, and that are not revoked, will be voted at the Special Meeting in accordance with the instructions indicated thereon. Executed or submitted but unmarked proxies will be voted for approval of the Plan of Sale Proposal and the Executive Compensation Proposal.
Quorum and Vote Required to Approve Each Proposal
The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the common shares entitled to be cast will be necessary to constitute a quorum. On the record date, there were 107,327,691 common shares outstanding and entitled to vote. Accordingly, 53,663,846 common shares must be represented at the Special Meeting in person or by proxy to constitute a quorum.
Voting requirements for the approval of the Plan of Sale Proposal. Approval of the Plan of Sale Proposal will require the affirmative vote of the holders of at least two-thirds of the total number of common shares then outstanding and entitled to vote on the proposal at the Special Meeting.

Voting requirements for the approval of the Executive Compensation Proposal. Approval of the Executive Compensation Proposal, on an advisory, non-binding basis, will require the affirmative vote of a majority of the total number of votes cast by common shares entitled to vote on the proposal at the Special Meeting, assuming a quorum is present.
Adjournment; Postponement of the Special Meeting
If, at the time of the Special Meeting, the number of common shares present or represented by proxy voting in favor of the approval of the Plan of Sale Proposal and the Executive Compensation Proposal is insufficient to approve one or both of those proposals, the special committee may postpone the date of the Special Meeting and the chair of the special committee has the authority to adjourn the Special Meeting, if needed, in order to solicit additional proxies in favor of the approval of the proposals.
Abstentions; Broker Non-Votes
The inspector of election at the Special Meeting will treat abstentions and shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for the purpose of determining the presence of a quorum. An abstention will have the effect of a vote against the Plan of Sale Proposal, but will not affect the Executive Compensation Proposal, other than in connection with the determination of whether a quorum is present.
Brokers who hold shares in “street name” for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are precluded from exercising their voting discretion with respect to approval of non-routine matters, such as the approval of the Plan of Sale Proposal and, as a result, absent specific instructions from the beneficial owner of such shares, brokers will not vote those shares on the Plan of Sale Proposal. This is referred to as a “broker non-vote.” Broker non-votes, if any, will be considered as “present” for purposes of determining a quorum. Broker non-votes will have the effect of a vote against the Plan of Sale Proposal, but will have no effect on the Executive Compensation Proposal, other than in connection with the determination of whether a quorum is present. Your broker will send you information to instruct it on how to vote on your behalf. If you do not receive a voting instruction card from your broker, please contact your broker promptly to obtain the voting instruction card. Your vote is important to the success of the proposals at the Special Meeting. We encourage all holders of common shares whose shares are held in “street name” to provide their brokers with instructions on how to vote their shares at the Special Meeting.
Revocability of Proxies
Shareholders of record who execute proxies may revoke them by giving written notice to, or by signing and delivering a new, valid proxy bearing a later date to, our Board at any time before such proxies are voted. Shareholders that submit a proxy by telephone or the Internet can revoke such proxy by submitting another proxy by telephone or the Internet at any time before such proxy is voted at the Special Meeting. Attendance at the Special Meeting will not have the effect of revoking a proxy unless the shareholder attending the Special Meeting notifies EQC, in writing, of the revocation of the proxy at any time prior to the voting of the common shares represented by the proxy at the Special Meeting. If a shareholder’s shares are held in “street name,” the shareholder must contact its broker, bank or other nominee to change its vote.
Solicitation of Proxies and Expenses of Solicitation
EQC will bear the costs of printing, filing and mailing this proxy statement and will pay for the entire cost of soliciting proxies and holding the Special Meeting. In addition to mailed proxy materials, our trustees and executive officers may also solicit proxies in person, by phone or by other means of communication. Our trustees and executive officers will not be paid any additional compensation for soliciting proxies. We have also hired D.F. King to assist in the proxy solicitation process, and may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
Assistance
If you have any questions about the Plan of Sale Proposal or the Executive Compensation Proposal or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact our proxy solicitor, D.F. King. Banks and brokers may call D.F. King collect at (212) 269-5550. Shareholders may call D.F. King toll-free at (800) 511-9495.

PROPOSAL ONE—THE PLAN OF SALE PROPOSAL
The following is a description of the material aspects of the Plan of Sale. While we believe the following description covers the material terms of the Plan of Sale, the description may not contain all of the information that is important to you. We encourage you to read carefully this proxy statement in its entirety, including the Plan of Sale attached to this proxy statement as Exhibit A, for a more complete understanding of the Plan of Sale.
General
We are asking our shareholders to approve the Plan of Sale, authorizing EQC to sell its remaining properties, wind-down the Company’s affairs, distribute our net proceeds to shareholders, liquidate and dissolve. Pursuant to the Plan of Sale, the Board will have the authority to approve the disposition of all of our properties in one or more transactions. We, acting for the Company and in its capacity as the trustee of the Operating Trust, will be authorized to wind-down our business and affairs, discharge, pay or establish a reserve fund for all of our liabilities, including but not limited to contingent liabilities and the liabilities of the Operating Trust or its subsidiaries, establish or convert into a Liquidating Entity, and distribute the net proceeds to our shareholders, either directly or through a Liquidating Entity, in accordance with our Declaration of Trust, our bylaws and the Plan of Sale. We anticipate, but cannot be certain, that the transfer of our remaining assets and liabilities to a Liquidating Entity will occur after all of our office properties are sold.
We intend to make reasonable provisions for all known claims and obligations, including contingent, conditional or contractual claims, as well as provisions that are reasonably likely to be sufficient to provide funds for claims against us, the Operating Trust or its or our subsidiaries in connection with any pending action, suit or proceeding to which any of us is a party. The actual timing of the liquidating distributions to our shareholders will be dependent on the satisfaction of such obligations and there is no certainty as to the timing of the satisfaction of such obligations. These claims, as well as any other claims, will need to be resolved prior to completion of the Plan of Sale, and any costs or damages paid by the Company thereunder will reduce the liquidating distributions payable to our common shareholders. Any of these claims, if resolved unfavorably for the Company, could have a material adverse impact on the timing or amount of liquidating distributions.
We anticipate first paying the liquidation preference to the holders of the Series D Preferred Shares and then making an initial cash distribution to our common shareholders, in each case, within approximately 30 days following shareholder approval of the Plan of Sale. The amount of such initial cash distribution to our common shareholders is anticipated to range from $18.00 to $19.00 per share. After selling all of our assets, we expect to distribute the remaining net liquidation proceeds to our shareholders and wind-down our affairs.
We cannot predict with certainty the amount of liquidating distributions to our shareholders. However, based upon management’s evaluation of certain data and information, as well as discussions with the Company’s advisors, if the Plan of Sale is approved by our shareholders and we are able to successfully implement the Plan of Sale, we estimate that the Estimated Total Shareholder Distributions Range will be between $19.50 and $21.00 per share, assuming a complete liquidation by December 31, 2025. Our Estimated Total Shareholder Distributions Range was derived from the cash balance plus the estimated total gross asset sale proceeds, less an estimate for:
•the dividends we are required to pay on Series D Preferred Shares until payment of the liquidation preference on such shares,
•the liquidation preference of the Series D Preferred Shares,
•the fees and expenses incurred in connection with the sale of our assets,
•the expenses and capital expenditures to be incurred and revenue to be generated from our operations or our business prior to dissolution and properties prior to disposition,
•the operational and general administrative expenses of the Company,
•the wind-down costs of the Company, and
•the Company’s taxes (but excluding certain items as described below in more detail under “—Estimated Liquidating Distributions”).

Our Estimated Total Shareholder Distributions Range does not necessarily reflect the actual amount that our shareholders will receive in liquidating distributions, and the actual amount may be more or less than the Estimated Total Shareholder Distributions Range for various reasons discussed in this proxy statement, including in the section entitled “Risk Factors Related to Plan of Sale.” We will seek to sell all of our assets as soon as practicable while seeking to maximize shareholder value, and we estimate that such sales may be completed within approximately six months after the Plan of Sale is approved. As of the date of this proxy statement, we, at the direction of the Board, have commenced sales processes with respect to our remaining assets. There are no assurances that sales of assets will be completed at all or within that timeframe, which may be impacted by, among other things, market conditions, the nature and terms of any proposals received from potential buyers of our properties and what the Board determines to be in the best interests of the shareholders.
Furthermore, in connection with implementing our Plan of Sale, we expect to delist our common shares from the NYSE and deregister our common shares under the Exchange Act at a time determined by the Board, as well as to cease filing reports with the SEC and file the Notice of Termination of Existence with the SDAT when appropriate, including, in certain instances, upon the establishment of or conversion into any Liquidating Entity. The Plan of Sale authorizes the Board to place cash and cash equivalents in a Liquidating Entity and establish a reserve fund to pay contingent liabilities as a result of which, the final payout to our shareholders may not occur until after such contingent liabilities are paid.
Notwithstanding approval of the Plan of Sale by our shareholders, the Board, in its discretion, may, under certain circumstances and at any time, terminate, modify or amend the Plan of Sale, without shareholder approval, and authorize us to dispose all of our assets through a merger, business combination or similar transaction. Any termination or modification may impact the timing and amount of liquidating distributions.
Background of the Plan of Sale
Summary
In 2014, we took over responsibility for the Company when EQC’s shareholders replaced the then-existing board of trustees. EQC’s new Board appointed a new team of executive officers and internalized management. The Board and management team then undertook a comprehensive review of the Company, its legal and capital structures and its portfolio of properties. We executed a strategy that focused on disposing of a significant portion of the Company’s assets to reshape the portfolio and generate liquidity to fund future investments in high-quality assets or businesses to create a foundation for long-term growth to maximize shareholder value. From 2014 to the onset of the COVID-19 pandemic in early 2020, the Company completed over $7.6 billion of dispositions.
At the same time and until mid-2024, we evaluated over 100 potential investment opportunities to create long-term value for shareholders. These investment opportunities spanned a wide range of property sectors, including office, retail, single-family rental, lodging, life sciences, industrial, manufactured housing, multi-family rentals and self-storage and to a lesser extent healthcare, data centers, cell towers and infrastructure. Despite our efforts, we have been unable to consummate a transaction in line with our strategy and so, on July 30, 2024, the Board: (i) determined that it is advisable and in the best interests of our shareholders to proceed with the wind-down of our operations and the liquidation of our assets, and (ii) directed management to prepare proxy materials seeking shareholder approval of a Plan of Sale. Then, at a Board meeting on September 10, 2024, the Board approved this proxy statement and the Plan of Sale. The following summarizes the various strategic alternatives that the Board and management considered and discussed prior to proposing and approving the Plan of Sale.
Strategic Alternatives Preceding the Plan of Sale
Beginning on March 18, 2015, at a Board meeting, management and the Board discussed a variety of potential investment opportunities. On December 14, 2016, at a Board meeting, in addition to discussing that management had underwritten a large number of property acquisition opportunities, the Board and management discussed various entity-level acquisition opportunities, including in the office and single-family rental sectors. Due to the challenging pricing environment prevailing at that time and other factors, the Company declined to pursue these opportunities.
In 2017, the Company began consideration of a potential sale or liquidation of the Company, as highlighted in the Company’s proxy statement for our 2018 annual meeting of shareholders and continuing through this proxy statement. In addition, management discussed in certain quarterly earnings calls the economic and market factors it believed would impact the feasibility and timing of potential investment opportunities, as well as a potential sale or liquidation of the Company, beginning with earnings calls in 2017.
On June 20, 2017, at a Board meeting, the Board and management began a discussion of a potential merger with a large office and multi-family apartment REIT. Beginning in July 2017 and through December 2017, the Company conducted a thorough due diligence process, worked with the target to establish a valuation and negotiated initial terms for a transaction. In October 2017, the Board authorized management to submit an offer to acquire the REIT’s office assets, which the Company submitted in October 2017. In early January 2018, the Company was informed that the target decided to grant exclusivity to another bidder that made an all-cash offer for all of its assets.
On March 14, 2018, at a Board meeting, the Board and management discussed various potential strategic growth and exit alternatives, including via merger, company sale or liquidation. On June 20, 2018, at a Board meeting, the Board and management discussed the optionality for growth or exit created by virtue of the Company’s dispositions and liquidity. The Board and management continued to review various strategic alternatives for the Company, discussing them further at future meetings of the Board during the remainder of 2018 through 2024.
On March 13, 2019, at a Board meeting, the Board and management evaluated a potential acquisition of a publicly-held industrial REIT. The Company viewed the industrial sector as attractive and considered pursuing the investment if it could acquire the target’s assets at an attractive price because it would allow the Company to establish a foundation in a growing sector. Following extensive discussions, the Board and management determined that the acquisition would not be practicable or economically viable given a low implied cap rate indicated by the target’s share price, as well as other challenges.
On December 10, 2019, at a Board meeting, the Board and management evaluated a possible business combination with a large, privately-held single-family rental business. The transaction presented the Company with the possibility of entering into the single-family housing rental market. After deliberation, the Board and management decided not to pursue the combination given the relatively high pricing associated with the transaction, as well as other business fundamentals, including the projected growth of the business over time.
Beginning in June 2020 and through July 2024, the Board and management evaluated numerous additional, large potential investments, including in the single-family rental, lodging, self-storage, office, industrial and residential sectors. The Company did not move forward with these investments for various reasons, including its inability to come to agreement with sellers on pricing for the potential targets, as well as the Company’s determination that certain of the targets did not fit well with the Company’s public REIT platform.
On March 16, 2021, at a Board meeting, the Board and management evaluated three large potential investments, including the acquisition of Monmouth Real Estate Investment Corporation, a publicly-traded industrial REIT (“Monmouth”). An acquisition of Monmouth presented the Company with an opportunity to build a business in a sector with strong fundamentals, while also providing an attractive risk-reward profile. On May 4, 2021, the Company entered into a merger agreement to acquire Monmouth for a combination of cash and shares. Given the competitive environment generally and for industrial real estate, the Company faced significant competition from other potential buyers. Following the Company’s entry into the merger agreement, the Company prepared for the closing and the transition. While the Company secured favorable votes from its shareholders, Monmouth failed to obtain shareholder approval of the merger. On August 31, 2021, in accordance with the terms of the merger agreement, the Company terminated the merger agreement.
Following the termination of the merger agreement with Monmouth, the Board and management continued to evaluate investment opportunities and other strategic alternatives at regular meetings of the Board. During these meetings, the Board discussed with management the potential alternatives available to the Company, including the adoption of a plan of sale and dissolution pursuant to which the Company would sell its assets, wind-down and liquidate. During these discussions, the Board also discussed with management the requirements under Maryland law and the Company’s Declaration of Trust in connection with a potential sale of all or substantially all of the Company’s assets.
The Board and management also regularly evaluated and discussed the Company’s ability to qualify as a REIT as it continued to sell assets and pursue investment opportunities. Upon the recommendation of management, the Board has taken steps, which it expects will maintain the Company’s REIT qualification for our taxable years ending on December 31, 2024 and in 2025 until we transfer our remaining assets (which we anticipate to be mostly cash) and liabilities to a Liquidating Entity, which we anticipate, but cannot be certain, will occur after all of our office assets are sold.

On December 12, 2023, at a Board meeting, the Board and management began discussing a potential acquisition of a large, privately-held manufactured home community portfolio. The Company conducted a thorough due diligence process, worked with the target to establish a valuation and submitted a written offer to acquire the portfolio in February 2024, which was rejected. In May 2024, the target approached the Company with pricing guidance and requested another offer for a larger portfolio of manufactured home communities. In June 2024, the Company made a verbal offer, and the target made a verbal counter-offer on the larger portfolio. On June 18, 2024, at a Board meeting, management and the Board discussed the target’s counter-offer as well as the status of other potential investment opportunities. Management and the Board also discussed that, if the Company was unable to identify a viable investment opportunity in its pipeline, the Company may want to consider filing in September 2024 a proxy statement seeking shareholder approval of a Plan of Sale. In early-July 2024, the Company made a final verbal counter-offer for the large manufactured home community portfolio, which was rejected in mid-July 2024.
In 2024, including recently, the Company also received letters and other written communications from third parties expressing interest in acquiring the Company. With respect to each such third party submitting the expression of interest, the Company undertook efforts to ascertain the credibility of the party and its wherewithal to complete a transaction. Management reviewed with the Board information regarding these expressions of interest and the parties submitting them, and the Company concluded, after consultation with its financial and legal advisors, that the expressions of interest and/or the party submitting them did not have the credibility or wherewithal to complete a transaction.
On July 30, 2024, at a meeting of the Board with management and representatives from the Company’s outside counsel, Fried Frank Harris Shriver & Jacobson LLP (“Fried Frank”) and representatives from the Company’s financial advisor, Goldman Sachs & Co. LLC (“Goldman Sachs”), management advised the Board that it did not believe it would be able to consummate a transaction that was in the best interests of shareholders with the potential investment opportunities in its pipeline. Goldman Sachs then led a discussion on the state of the economy generally and the real estate market specifically, including the factors limiting real estate acquisition volume generally and for public REITs specifically, including the dynamics of various real estate sectors in which the Company had considered investment opportunities. The Board and management then discussed the Board’s duties with respect to the Plan of Sale and liquidation of the Company. Management then informed the Board that management recommended that the Board pursue a Plan of Sale, as management believed, based on its assessments, that a sale of all or substantially all of the Company’s assets was likely the best alternative available to the Company with respect to maximizing shareholder value. Goldman Sachs then advised the Board that it agreed with management’s assessment. After a thorough discussion, the Board: (i) determined that it is advisable and in the best interests of our shareholders to proceed with the wind-down of our operations and the liquidation of our assets, and (ii) directed management to prepare proxy materials seeking shareholder approval of the Plan of Sale.
On September 10, 2024, at a Board meeting, management presented to the Board an estimate of the Estimated Total Shareholder Distributions Range, including the assumptions, estimates and key determinations it made in order to determine the Estimated Total Shareholder Distributions Range, which management had prepared working with the Company’s outside counsel and financial advisor. Management also presented to the Board a draft of the proxy statement and Plan of Sale. After a thorough discussion, the Board determined that the Company would best be able to maximize value for shareholders by approving the Plan of Sale, selling the Company’s remaining assets, winding-down and liquidating the Company. The Board noted that, under the Plan of Sale, it had the discretion, at any time, to terminate the Plan of Sale, without shareholder approval, and seek to dispose all of the Company’s assets through a merger, business combination or similar transaction, which may require separate approval by our shareholders. The Board then approved this proxy statement as well as the Plan of Sale and recommended that our shareholders vote to approve the Plan of Sale.

Reasons for the Plan of Sale
In evaluating the Plan of Sale, the Board and management consulted with Fried Frank and Goldman Sachs. In reaching a determination that the Plan of Sale is advisable and in the best interests of the Company and our shareholders and approving the Plan of Sale and recommending that our shareholders vote to approve the Plan of Sale, including the sale of all of our assets and our dissolution pursuant thereto, the Board considered a number of factors, including, in the view of the Board, the following material factors:
•the fact that Company has worked diligently for over approximately ten years to identify and complete transactions to invest our capital and has not identified any transactions that, in the Board’s considered judgment, would provide greater value to our shareholders than they would receive in a liquidation;
•the approval of the Plan of Sale would allow the Company to engage potential buyers and complete sales of assets without the need to later subject any such future transaction to the delay and conditionality that would be associated with having to seek and obtain shareholder approval in connection with any such sales;
•the potential impediments to selling all or substantially all of the Company’s assets pursuant to the Plan of Sale;
•based upon management’s evaluation of certain data and information, as well as discussions with the Company’s advisors, the Company estimates that the Estimated Total Shareholder Distributions Range will be between $19.50 and $21.00 per share, assuming a complete liquidation by December 31, 2025;
•the Board’s belief that the Estimated Total Shareholder Distributions Range was fair relative to the Board’s own assessment, based on presentations made by management of our current and expected future financial condition, earnings, business opportunities, strategies and competitive position and the nature of the market environment in which we operate;
•the fact that the Estimated Total Shareholder Distributions Range is likely to be payable in cash and will provide our shareholders with certainty of value and liquidity for their shares without the requirement to sell shares that could at times have relatively low volume levels;
•the fact that the Plan of Sale requires the affirmative vote of the holders of at least two-thirds of the total number of common shares then outstanding and entitled to vote on the proposal at the Special Meeting and allows shareholders to have a direct vote on whether they concur with the proposal as a favorable outcome for the Company and its shareholders;
•the fact that, regardless of whether our shareholders approve the Plan of Sale, the Company will not effect a merger transaction with another company or other transaction that would require shareholder approval under Maryland law without circulating a proxy statement that would comply with Item 14 of Schedule 14A of the SEC and seeking and obtaining approval of that transaction from the Company’s shareholders;
•the fact that the Board believes that the liquidating distributions that the Company will make in connection with the Plan of Sale would likely maximize shareholder value relative to the other available alternatives;
•the risk of no longer being able to comply with REIT requirements under the applicable provisions of the Code; and
•the potential tax benefits to our U.S. shareholders under the Plan of Sale, because, in general, distributions received by U.S. shareholders pursuant to the Plan of Sale are treated first as return of the tax basis in the shareholder’s shares, with any excess treated as capital gain (see “Material United States Federal Income Tax Consequences”).
In the course of its deliberations, the Board also considered a variety of risks and other countervailing factors related to the Plan of Sale. The risks and other countervailing factors relating to the Plan of Sale include, but are not limited to, the following:
•risks associated with disposing of the Company’s remaining assets;
•risks associated with the Company making liquidating distributions to shareholders within the Estimated Total Shareholder Distributions Range;

•the Estimated Total Shareholder Distributions Range was derived based on data and information evaluated by the Company management as of or prior to September 10, 2024, but does not take into account interest rate, market or other changes since that time;
•the fact that liquidating distributions to shareholders will not be made until after the Company has paid the liquidation preference to holders of its outstanding Series D Preferred Shares;
•the risk that:
ointerest rates,
othe availability of financing,
ogeneral economic conditions,
oreal estate tax rates,
ocompetition in the real estate market,
othe availability of suitable buyers,
othe potential for unforeseen expenses,
othe potential inability to consummate any transaction due to a failure of certain conditions precedent, and oother conditions could change during the period under which we implement the Plan of Sale, which could have a material effect on the ultimate amount or timing of proceeds received by our shareholders;
•the risk that, depending on the tax basis in their shares, U.S. shareholders may recognize taxable gain in connection with the Plan of Sale, and non-U.S. shareholders under certain circumstances may recognize taxable gain and may be subject to U.S. withholding taxes;
•the costs incurred by the Company in connection with implementing the Plan of Sale would be significant and may be greater than estimated;
•that the price of our common shares is likely to decline or become more volatile due to the gradual dissolution of the Company and the distribution of proceeds from asset sales;
•the fact that following the completion of the Plan of Sale and the sale of our remaining assets, our shareholders will no longer participate in any earnings or growth from any additional investments or from acquisitions of additional assets;
•the fact that, under Maryland law, our shareholders are not entitled to appraisal rights, dissenters’ rights or similar rights of an objecting shareholder in connection with the Plan of Sale; and
•the other potential risks described in the section titled “Risk Factors Related to Plan of Sale” elsewhere in this proxy statement.
In addition, the Board was aware of and considered the interests of its trustees and executive officers, some of which are different from the interests of our shareholders generally in effect at the time the Board made its decisions, including the common shares and OP Units owned by our trustees and executive officers, the change in control agreements between each of our executive officers and the Company, and the equity compensation awards that our trustees and executive officers have received, each of which may entitle the trustees and executive officers to certain payments in connection with or following the Plan of Sale. The impact of the proposed Plan of Sale on our trustees and executive officers is described more fully below under the heading “Interests of Certain Persons in the Plan of Sale.”
In view of the wide variety of factors considered, the Board did not find it practical, and did not attempt, to quantify, rank or otherwise assign relative weights or values to any of the factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate decision. In addition, individual members of the Board may have given different weight to different factors. Members of the Board considered these factors as a whole and the Board concluded, based on the totality of information presented to it and its analysis of such information, that, on balance, the positive factors outweighed the negative factors and that it supported a determination to approve the Plan of Sale, declare it advisable and recommend that our shareholders vote to approve the Plan of Sale.
Estimated Liquidating Distributions
Timing and Amount of Liquidating Distributions
If the Plan of Sale is approved, we will seek to sell our remaining assets and make liquidating distributions as soon as practicable while seeking to maximize shareholder value, and we estimate that such sales may be completed within approximately six months after the Plan of Sale is approved. As of the date of this proxy statement, we, at the direction of the Board, have commenced sales processes with respect to our remaining assets. There are no assurances that sales of assets will be completed within that timeframe, which may be impacted by, among other things, market conditions, the nature and terms of any proposals received from potential buyers of our properties and what the Board determines to be in the best interests of the shareholders. We expect that any delay in our anticipated timing will result in lower liquidating distributions resulting from ongoing costs of operating the Company. We anticipate first paying the liquidation preference to the holders of the Series D Preferred Shares and then making an initial cash distribution to our common shareholders, in each case, within approximately 30 days following shareholder approval of the Plan of Sale. The amount of such initial distribution to our common shareholders is anticipated to range from $18.00 to $19.00 per share.
We expect to make the final liquidating distribution after we sell our remaining assets, make reasonable provisions for all known claims and obligations, including all contingent, conditional or contractual claims, as well as provisions that are reasonably likely to be sufficient to resolve or provide compensation for any claim against us, our Operating Trust, or its or our subsidiaries in connection with any pending action, suit or proceeding to which any of the Company, our Operating Trust or any of their respective subsidiaries is a party, however, the timing for such completion or resolution is not known at this time. The Board has not established a specific timetable for making subsequent liquidating distributions to shareholders under the Plan of Sale. Under the terms of the Plan of Sale and Maryland law, we may establish or convert into a Liquidating Entity and make one or more liquidating distributions (either directly or through a Liquidating Entity) from time to time, after providing or reserving for the payment of our obligations and liabilities, as we sell or otherwise liquidate our assets. All liquidating distributions will be paid to shareholders of record at the close of business on the record dates to be determined by the Board, pro rata based on the number of shares owned by each shareholder.
Based upon management’s evaluation of certain data and information, as well as discussions with the Company’s advisors, if the Plan of Sale is approved by our shareholders and we are able to successfully implement the Plan of Sale, we estimate that the net proceeds that will be distributed to our common shareholders over time from the Plan of Sale, taking into account a number of factors and assumptions, including an estimate for:
•the amount of dividends we are required to pay on our Series D Preferred Shares prior to the Company paying the liquidation preference to the outstanding Series D Preferred Shares after approval of the Plan of Sale,
•the payment of the liquidation preference to holders of the Company’s outstanding Series D Preferred Shares,
•the fees and expenses incurred in connection with the sale of our assets,
•the expenses and capital expenditures to be incurred and revenue to be generated from our operations or our business prior to dissolution and properties prior to disposition,
•the operational and general administrative expenses of the Company,
•the wind-down costs of the Company, and
•the Company’s taxes,
will be between $19.50 and $21.00 per share, which we refer to herein as the Estimated Total Shareholder Distributions Range. The preparation of these estimates involved judgments and assumptions with respect to the Plan of Sale process and may not be realized. We cannot assure you that the actual amounts available for liquidating distribution to shareholders will not have material differences from the estimates prepared. Our Estimated Total Shareholder Distributions Range was determined as of

September 10, 2024 and does not take into account interest rate, market or other changes since that time. See “Risk Factors—Risk Factors Related to Plan of Sale” beginning on page 16 of this proxy statement for more information.
Our Estimated Total Shareholder Distributions Range is an estimate and does not necessarily reflect the actual amount that our shareholders will receive in liquidating distributions, and the actual amount may be more or less than the Estimated Total Shareholder Distributions Range for various reasons discussed in this proxy statement, including in the section entitled “Risk Factors Related to Plan of Sale.” The actual amount we will distribute to you will depend upon on a number of factors, including:
•actual proceeds from the sale of our assets,
•interest income earned from our cash balances,
•amount of dividends we are required to pay on our outstanding Series D Preferred Shares,
•fees and expenses incurred in connection with the sale of our assets, and
•expenses and capital expenditures incurred and revenue generated prior to dissolution and in the administration of our properties prior to disposition, operational and general administrative expenses, wind-down costs, taxes and other liabilities that may be incurred by the Company.
Specifically, the amount of dividends we are required to pay on our Series D Preferred Shares and our expenses and wind-down costs may be greater the longer it takes to complete the liquidation process. In addition, the Estimated Total Shareholder Distributions Range does not reflect estimated costs or liabilities related to any future litigation and, for pending litigation, such estimated costs could be less or more than estimated. If our liabilities (including, without limitation, tax liabilities and compliance costs) are greater or less than we expect or if the sales prices of our assets are more or less than we expect, you may receive more or less than the estimated plan of sale payment for each of our common shares that you own.
Pursuant to the Plan of Sale, we will make liquidating distributions in one or more payments after there are no longer any outstanding Series D Preferred Shares. However, we cannot be certain how many liquidating distributions will be made or when they will be made. The actual timing of the liquidating distributions depends on a number of factors outside of our control that are discussed in this proxy statement, including in the section entitled “Risk Factors Related to Plan of Sale.” The Plan of Sale authorizes the Board to place cash and cash equivalents in a Liquidating Entity and establish a reserve fund to pay contingent liabilities, as a result of which the final payout to our shareholders may not occur until after such contingent liabilities are paid. We anticipate, but cannot be certain, that the transfer of our remaining assets and liabilities to a Liquidating Entity will occur after all of our assets are sold.
If we establish a reserve fund to pay for liabilities following the completion of the Plan of Sale, the timing and amount of your liquidating distributions in the Plan of Sale may be adversely impacted.
Calculation of Estimated Total Shareholder Distributions Range
Our Estimated Total Shareholder Distributions Range was derived from the estimated total gross asset sale proceeds and interest income earned from our cash balance, less an estimate for:
•the dividends we are required to pay on Series D Preferred Shares until payment of the liquidation preference on such shares,
•the liquidation preference of the Series D Preferred Shares,
•the fees and expenses incurred in connection with the sale of our assets,
•the expenses and capital expenditures to be incurred and revenue to be generated from our operations or our business prior to dissolution and properties prior to disposition,
•the operational and general administrative expenses of the Company,
•the wind-down costs of the Company, and
•the Company’s taxes.

In estimating the Estimated Total Shareholder Distributions Range, we estimated a range of gross asset sales proceeds based upon the aggregate estimated proceeds from the sale of our remaining assets, which, with respect to each asset, was based on a combination of, as applicable, brokers’ opinions of value, values reflected in any indications of interest and any contracts from potential buyers of our properties, the nature and characteristics of each respective asset, and management’s estimate of the value, taking into account management’s market knowledge and experience.
In estimating the Estimated Total Shareholder Distributions Range, we estimated the amount of dividends that we are required to pay on our Series D Preferred Shares and our expenses and wind-down costs based on a complete liquidation by December 31, 2025. The amount of dividends that we are required to pay on our Series D Preferred Shares and our expenses and wind-down costs may be greater the longer it takes to complete the liquidation.
Our Estimated Total Shareholder Distributions Range per share was based on 108,380,534 common shares, the number of common shares outstanding as of September 10, 2024 on a fully-diluted basis. The Estimated Total Shareholder Distributions Range does not reflect estimated costs or liabilities related to any future litigation and, for pending litigation, such estimated costs could be less or more than estimated.
Uncertainties Relating to Estimated Total Shareholder Distributions Range
The preparation of the Estimated Total Shareholder Distributions Range involved judgments and assumptions with respect to the Plan of Sale process and such estimate may not be realized. We cannot assure you that the actual amounts available for distribution to shareholders will not have material differences from the estimate prepared. Our Estimated Total Shareholder Distributions Range was determined as of September 10, 2024 and did not take into account interest rate, market or other changes since that time. As we have disclosed under “Risk Factors—Risk Factors Related to Plan of Sale,” certain examples of uncertainties that could cause the aggregate amount of liquidating distributions to be less or more than our estimate include the following:
•the price that potential buyers of our properties are willing to pay for our assets and the time required to sell our assets may change due to a number of factors beyond our control, including market conditions;
•the fact that liquidating distributions to shareholders will not be made until after the Company has paid the liquidation preference to holders of its outstanding Series D Preferred Shares;
•changes to interest rates or general market conditions could lower the price at which potential buyers of our properties are willing to pay for our assets or impact the amount of interest income earned from cash deposited in our banks;
•our Estimated Total Shareholder Distributions Range is based, in part, on estimates of the costs and expenses of the Plan of Sale and operating our Company, and, if actual costs and expenses exceed or are less than such estimated amounts, aggregate liquidating distributions to shareholders from the Plan of Sale could be less or more than our Estimated Total Shareholder Distributions Range;
•our Estimated Total Shareholder Distributions Range does not reflect estimated costs or liabilities related to any future litigation and, for pending litigation, such estimated costs could be less or more than estimated;
•if liabilities contingent at the time of the mailing of this proxy statement arise which must be satisfied or reserved for as part of the Plan of Sale, the aggregate amount of liquidating distributions to shareholders as a result of the Plan of Sale could be delayed or could be less than estimated;
•our ability to maintain our REIT status; and
•delays in consummating sales of certain assets and completing the Plan of Sale, including any delays that may be caused by unsettled liabilities, which could result in additional expenses and result in actual aggregate liquidating distributions to shareholders being less than our estimated amount.
In addition, the aggregate amount of liquidating distributions per share will be impacted by any increase in the number of common shares outstanding.

Except to the extent required by applicable law and generally accepted accounting principles, we do not anticipate updating or otherwise publicly revising the estimates presented in this proxy statement to reflect circumstances existing or developments occurring after the preparation of these estimates or to reflect the occurrence of anticipated events. The estimates have not been audited, reviewed or compiled by independent auditors.
Interests of Certain Persons in the Plan of Sale
In considering the recommendation of our Board to approve the Plan of Sale, our shareholders should be aware that our trustees and executive officers may be deemed to have interests in the Plan of Sale that may be different from, or are in addition to, your interests as a shareholder. Consequently, these individuals may be more likely to support the Plan of Sale than might otherwise be the case if they did not have such interests. Our Board was aware of these interests and considered them, among other matters, in making its recommendation.
This disclosure assumes that one or a series of transactions contemplated by the Plan of Sale will constitute a change in control, change of control or term of similar meaning under all of our compensation plans, programs and agreements, and result in a termination of employment for which our executive officers will be entitled to change in control severance benefits. For purposes of the disclosure in this Proposal One, our “executive officers” include David A. Helfand, William H. (Bill) Griffiths, David S. Weinberg and Orrin S. Shifrin, and our “trustees” include Ellen-Blair Chube, Martin L. Edelman, Peter Linneman, Mary Jane Robertson, Gerald A. Spector and James A. Star.
Treatment of Common Shares, OP Units and Equity Awards
Our trustees and executive officers hold common shares and OP Units. For those who hold common shares or OP Units, our trustees and executive officers will participate in the Plan of Sale in the same manner as other shareholders and OP Unitholders. In addition, for those who hold OP Units, they will continue to have the right, commencing six months from the date of issuance of their OP Units, to cause the Operating Trust to redeem their OP Units in exchange for cash or, at the option of the Company, common shares on a one-for-one basis.
In addition to common shares and OP Units, our trustees and executive officers hold at least one of our four different types of equity awards: (i) common shares subject to time-based vesting requirements (“Restricted Shares”); (ii) so-called LTIP Units, which are a special class of interests in the Operating Trust intended to qualify as “profits interests” for tax purposes, subject only to time-based vesting requirements (“Time-Based LTIP Units”); (iii) LTIP Units subject to time- and performance-based vesting requirements (“Performance-Based LTIP Units”); and (iv) restricted stock units in respect of common shares subject to time- and performance-based vesting requirements (“LTIC RSUs”), in each case, that have been granted to them under the Equity Commonwealth 2015 Omnibus Incentive Plan, as amended from time to time (the “2015 Omnibus Plan”) in consideration for their provision of services to the Company. Each Time-Based LTIP Unit and earned Performance-Based LTIP Unit converts automatically into an OP Unit on a one-for-one basis when the LTIP Unit becomes vested and upon equalization of its capital account with the per-unit capital account of an OP Unit (such equalization is referred to as a “Book-Up Event”).
In the event that one or a series of transactions contemplated under the Plan of Sale results in a change in control of the Company, our 2015 Omnibus Plan provides that equity awards that vest only based on the passage of time (including the Restricted Shares and Time-Based LTIP Units held by our trustees and executive officers and excluding the Performance-Based LTIP Units and LTIC RSUs held by our executive officers), will fully vest if such awards are not assumed by the acquirer in the change in control transaction. If Performance-Based LTIP Units and LTIC RSUs held by our executive officers are not assumed by the acquirer in the change in control transaction, then the Performance-Based LTIP Units and LTIC RSUs with incomplete performance periods will be deemed earned based on the actual level of achievement of the performance criteria measured as of the date of the change in control, as determined by the Compensation Committee of the Board (the “Compensation Committee”) based on the 40-day trailing average price per share. Any such earned Performance-Based LTIP Units and LTIC RSUs will fully vest as of the date of the change in control transaction. With respect to any earned Performance-Based LTIP Units and LTIC RSUs held by an executive officer for which the performance period is complete but for which the additional vesting period is incomplete, such earned Performance-Based LTIP Units and LTIC RSUs will fully vest as of the date of the change in control transaction.
The following table summarizes the outstanding common shares, OP Units, and equity awards held by our executive officers and trustees as of March 31, 2025, assuming that their equity awards outstanding as of the date hereof continue to vest and settle in the ordinary course and that they do not sell any shares, in either case, prior to a change in control. The amounts in the following table do not represent new entitlements. The following table sets forth the estimated cash consideration that each of our trustees and executive officers would be entitled to receive in respect of their outstanding common shares, OP Units and equity awards in light of the Plan of Sale based on (i) an assumed per share consideration amount of $20.25, which is approximately the midpoint of the Estimated Total Shareholder Distributions Range, as discussed below under the heading “Estimated Liquidating Distributions;” (ii) an assumption that the closing of a sale transaction, constituting a change in control of the Company and a Book-Up Event, occurs on March 31, 2025; (iii) his or her common share, OP Unit and equity award holdings as of March 31, 2025, assuming that his or her equity awards outstanding as of the date hereof continue to vest and settle in the ordinary course and that he or she does not sell any shares, in either case, prior to such date; (iv) an assumption that equity awards are not assumed by the acquirer in the change in control transaction; (v) an assumption that Performance-Based LTIP Units and LTIC RSUs with incomplete performance periods will be deemed earned based on target level of achievement of the performance criteria; and (vi) an assumption that no additional equity awards will be granted prior to completion of the Plan of Sale.

Name	Number of Common Shares and OP Units[1]	Estimated Total Consideration for Common Shares and OP Units	Number of Shares Underlying Equity Awards[2]	Estimated Total Consideration for Equity Awards	Aggregate Estimated Consideration for Common Shares, OP Units and Equity Awards
Executive Officers
David A. Helfand	1,091,801	$22,108,970	377,211	$7,638,523	$29,747,493
William H. (Bill) Griffiths	89,477	$1,811,909	79,650	$1,612,913	$3,424,822
David S. Weinberg	441,834	$8,947,139	182,605	$3,697,751	$12,644,890
Orrin S. Shifrin	190,104	$3,849,606	111,406	$2,255,972	$6,105,578
Trustees
Ellen-Blair Chube	21,822	$441,896	—	—	$441,896
Martin L. Edelman	48,695	$986,074	—	—	$986,074
Peter Linneman	49,404	$1,000,431	—	—	$1,000,431
Mary Jane Robertson	48,695	$986,074	—	—	$986,074
Gerald A. Spector	148,695	$3,011,074	—	—	$3,011,074
James A. Star	85,526	$1,731,902	—	—	$1,731,902
1Numbers include all common shares and OP Units held by the executive officer or trustee as of March 31, 2025, assuming that his or her equity awards outstanding as of the date hereof continue to vest and settle in the ordinary course and that he or she does not sell any shares, in either case, prior to such date. The column further assumes that no shares are surrendered for tax withholdings upon vesting. As noted above, the common shares and OP Units in this column are assumed to be owned outright by the executive officers and trustees, and their common shares and OP Units will participate in the Plan of Sale in the same manner as other shareholders and OP Unitholders.
2Numbers include Restricted Shares, Time-Based LTIP Units, Performance-Based LTIP Units, and LTIC RSUs. As noted above, the equity awards in this column do not represent new equity awards. Instead, the amounts in this column represent existing equity awards that were granted to each executive officer and trustee in the ordinary course of our business.

Change in Control Severance Benefits
In light of the nature of the Plan of Sale to sell all or substantially all of the assets of the Company, it is reasonable to expect that one or a series of transactions contemplated under the Plan of Sale could result in a change in control of the Company and a termination of employment in which our executive officers will be entitled to change in control severance benefits.
We are party to a change in control agreement with each of our executive officers (collectively, the “CIC Agreements”) and we maintain a severance policy relating to our short-term annual incentive program (“STIP”) and long-term incentive program (“LTIC Program”). Under the CIC Agreements and our severance policy, upon a termination of employment of an executive officer by the Company without Cause (excluding by reason of the executive’s death or disability) or by the executive officer for Good Reason (as such defined terms are set forth below, and consistent with the definitions of such terms in the 2015 Omnibus Plan and the equity award agreements issued under such plan) (each, a “CIC Termination”) that occurs (i) within the six-month period prior to or two-year period following a change in control of the Company; or (ii) at any time, if in connection with or in anticipation of a change in control of the Company, the applicable executive officer will be entitled to, subject to his execution and delivery of an irrevocable release of claims against the Company: (i) a lump sum payment equal to three times the sum of (x) the executive officer’s annual base salary (at the rate in effect as of the date of termination, or, if greater, as of the date of the change in control (as applicable)), and (y) the two-year average of the most recently earned STIP awards; (ii) a lump sum payment equal to the sum of the most recently earned STIP award and the value of the time-based equity award and performance-based equity award (at target) granted to the executive officer pursuant to the LTIC Program for the calendar year in which the termination occurs, multiplied by a fraction, the numerator of which is the number of days the executive officer is employed by the Company during the year in which the termination occurs and the denominator of which is 365; and (iii) a lump sum payment equal to the amount that would have been payable by the Company for the cost of continued family coverage under the Company’s medical plan for a specified period following the date of termination (36 months for Mr. Helfand and 24 months for the other executive officers). The applicable executive officer will also be entitled to receive any accrued benefits (which will not be subject to a release), including, without limitation, any unpaid STIP and LTIC award for the year prior to the year in which termination occurs, in the amount approved or to be approved by the Compensation Committee, payable in a lump sum at the time the Company pays STIP awards to active employees.
In addition, the CIC Agreements provide that, in the event the applicable executive officer experiences a CIC Termination in connection with or in anticipation of, or within the two-year period following, a change in control of the Company in which the then-outstanding equity awards are assumed, the awards will be treated as follows: (i) any awards subject to solely time vesting (our Restricted Shares and Time-Based LTIP Units) will become fully vested as of the date of termination; and (ii) any awards subject to performance vesting (our Performance-Based LTIP Units and LTIC RSUs) will remain outstanding and eligible to become earned at the end of the applicable performance period based on achievement of the applicable performance criteria, as determined by the Compensation Committee, with any such earned awards becoming fully vested as of the date of such determination and settled in accordance with the terms of the applicable award agreements. The CIC Agreements also provide that, in the event that an applicable executive officer experiences a CIC Termination within the six-month period prior to a change in control of the Company in which the then-outstanding equity awards are assumed: (i) the unvested portion of any Restricted Shares and Time-Based LTIP Units will remain outstanding and become fully vested as of the date of the change in control; and (ii) any Performance-Based LTIP Units and LTIC RSUs will become fully vested, to the extent earned based on achievement of the applicable performance criteria, upon the later of the date of the change in control and the date of the Compensation Committee’s determination of achievement of the applicable performance criteria.
Pursuant to the CIC Agreements, a “best-net” cutback provision will be applied if any payment made to the applicable executive officer in connection with a change in control of the Company, including but not limited to any payment under the CIC Agreement, would result in an excise tax imposed by Section 4999 of the Internal Revenue Code, meaning that the executive officer will either: (i) receive all the payments and benefits to which he is entitled, subject to the excise tax; or (ii) have such payments and benefits reduced by the minimum amount necessary so that the excise tax would not apply, if such reduction would result in a greater net after-tax benefit to the executive officer. In addition, the CIC Agreements provide that each executive officer is subject to a perpetual confidentiality covenant.
For purposes of the CIC Agreements, “Cause” means: (i) the executive officer’s conviction of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act by him involving willful malfeasance or material fiduciary breach with respect to the Company or an affiliate of the Company; (ii) the executive officer’s gross negligence or willful misconduct in connection with the performance of his duties to the Company; (iii) a material breach by the executive officer of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between him and the Company or an affiliate of the Company; or (iv) a material violation by the executive officer of state or federal securities laws.
For purposes of the CIC Agreements, “Good Reason” means the occurrence of one or more of the following without the executive officer’s express written consent, which circumstances are not remedied by the Company within 30 days of its receipt of a written notice from the executive officer describing the applicable circumstances giving rise to Good Reason (which notice must be provided by the executive officer within 90 days of the executive officer’s knowledge of the applicable circumstances); provided, however, that in order for the executive officer to terminate his employment for Good Reason, the executive officer must terminate employment within 60 days following the end of the Company’s cure period if the circumstances giving rise to Good Reason have not been cured: (i) any material, adverse change in the executive officer’s duties, responsibilities, authority, title, status or reporting structure; (ii) a material reduction in the executive officer’s base salary or bonus opportunity; or (iii) a geographical relocation of the executive officer’s principal office location by more than 50 miles.
The estimated amounts of change in control severance benefits payable to each of our executive officers if he experiences a CIC Termination in connection with a transaction as part of the Plan of Sale that constitutes a change in control of the Company is included under the heading “Change in Control Severance Compensation” below, based on the assumptions described below.
Change in Control Severance Compensation
As required by Item 402(t) of Regulation S-K, the following table sets forth, for our named executive officers, compensation that may be triggered by the transactions contemplated by the Plan of Sale that would constitute a change in control of the Company, including payments that would become payable upon the closing of such transactions that constitute a change in control of the Company (known as “single-trigger” payments) and payments that may become payable to or realized by such individuals following certain termination of employment events that occur following the closing of such transactions (known as “double-trigger” payments).
The estimated potential payments in the table below are based on: (i) an assumed per share consideration amount of $20.25, which is approximately the midpoint of the Estimated Total Shareholder Distributions Range, as discussed below under the heading “Estimated Liquidating Distributions;” (ii) estimated base salary, STIP award and LTIC award as of September 30, 2025, assuming a 3% annual increase of each named executive officer’s current base salary, STIP award and LTIC award; (iii) an assumption that the closing of a sale transaction, constituting a change in control of the Company and a Book-Up Event, occurs on March 31, 2025, and all equity awards outstanding as of the date hereof continue to vest and settle in the ordinary course prior to such date; (iv) an assumption that equity awards are not assumed by any acquirer in the change in control transaction; (v) an assumption that Performance-Based LTIP Units and LTIC RSUs with incomplete performance periods will be deemed earned based on target level of achievement of the performance criteria; (vi) an assumption that each named executive officer will incur a termination of his employment without “cause” in connection with, and effective on September 30, 2025, after the closing of the transaction that constitutes a change in control of the Company; and (vii) an assumption that no additional equity awards will be granted prior to completion of the Plan of Sale. The amounts included in the table below do not include amounts otherwise due and owing to each applicable named executive officer, such as salary, the prior year’s STIP award, or payments or benefits generally available to all salaried employees of the Company.

All of the assumptions described above are being made solely for purposes of this disclosure, and the calculations set forth below. Depending on when and if the transactions contemplated by the Plan of Sale occur, and whether a particular or series of sales transactions constitute a change in control of the Company, the timing of when the named executive officers would become entitled to the single-trigger payments or have the right to double-trigger payments will change. Since the timing of the transactions is unknown at this time, information in the table below is illustrative and represents an estimate based on the timing and other assumptions described above. As a result, the actual amounts to be received by a named executive officer in connection with or following transactions contemplated by the Plan of Sale and his termination of employment may materially differ from the amounts set forth below. All dollar amounts have been rounded to the nearest whole dollar.

Name	Cash ($)[1]	Equity ($)[2]	Perquisites/ Benefits ($)	Tax Reimbursements ($)	Other ($)	Total ($)
David A. Helfand	13,947,901	7,638,523	—	—	—	21,586,424
William H. (Bill) Griffiths	5,986,526	1,612,913	—	—	—	7,599,439
David S. Weinberg	7,414,583	3,697,751	—	—	—	11,112,334
Orrin S. Shifrin	6,154,616	2,255,972	—	—	—	8,410,588
1As detailed in this footnote, certain amounts included in the “Cash” column of the table above and separately identified in the “Cash Severance Amount” and “COBRA Amount” columns of the table below represent cash severance that may be earned by a named executive officer solely as a result of his CIC Termination, while we would expect the amounts identified in the “Earned Amount” column of the table below to be earned by each named executive officer in the ordinary course of his employment. As described further under the heading “Interests of Certain Persons in the Plan of Sale—Change in Control Severance Benefits” above, amounts represent a lump sum payment by the Company equal to (i) a lump sum payment equal to three times the sum of (x) the named executive officer’s annual base salary (at the rate in effect as of the date of termination, or, if greater, as of the date of the change in control (as applicable)), and (y) the two-year average of the most recently earned STIP awards (such amount, the “Cash Severance Amount”); (ii) a lump sum payment equal to the sum of the most recently earned STIP award and the value of the LTIC Program target award for the calendar year in which the termination occurs, multiplied by a fraction, the numerator of which is the number of days the named executive officer is employed by the Company during the year in which the termination occurs and the denominator of which is 365 (such amount, the “Earned Amount”); and (iii) a lump sum payment equal to the amount that would have been payable by the Company for the cost of continued family coverage under the Company’s medical plan for a specified period following the date of termination (36 months for Mr. Helfand and 24 months for the other named executive officers) (such amount, the “COBRA Amount”). These amounts are all “double-trigger” payments (that is, payable by reason of both the change in control transaction and a qualifying termination of the named executive officer’s employment within the six-month period prior to or two-year period following the change in control transaction), and each Cash Severance Amount, Earned Amount and COBRA Amount is separately set forth in the table below.

Name	Cash Severance Amount ($)	Earned Amount ($)	COBRA Amount ($)	Total Cash ($)
David A. Helfand	9,368,278	4,481,559	98,064	13,947,901
William H. (Bill) Griffiths	4,587,258	1,333,892	65,376	5,986,526
David S. Weinberg	5,167,833	2,181,374	65,376	7,414,583
Orrin S. Shifrin	4,547,692	1,541,548	65,376	6,154,616
2Amounts in this column do not represent the value of any new equity awards. Instead, the amounts represent full acceleration value of existing equity awards held by our named executive officers based on the assumptions described above. Absent a change in control, and assuming continued service by the named executive officers, 36% of the aggregate amount in the Equity column is scheduled to vest in February 2026, 75% of the aggregate amount in the Equity column is scheduled to vest in February 2027, and 100% of the aggregate amount in the Equity column is scheduled to vest in February 2028. However, in the event of one or a series of transactions contemplated under the Plan of Sale results in a change in control of the Company, our 2015 Omnibus Plan provides that equity awards that vest only based on the passage of time (including the Restricted Shares and Time-Based LTIP Units held by our named executive officers and excluding the Performance-Based LTIP Units and LTIC RSUs held by our named executive officers), will fully vest if such awards are not assumed by the acquirer in the change in control transaction. If Performance-Based LTIP Units and LTIC RSUs held by our named executive officers are not assumed by the acquirer in the change in control transaction, then the Performance-Based LTIP Units and LTIC RSUs with incomplete performance periods will be deemed earned based on the actual level of achievement of the performance criteria measured as of the date of the change in control, as determined by the Compensation Committee based on the 40-day trailing average price per share. Any such earned Performance-Based LTIP Units and LTIC RSUs will fully vest as of the date of the change in control transaction. With respect to any earned Performance-Based LTIP Units and LTIC RSUs held by a named executive officer for which the performance period is complete but for which the additional vesting period is incomplete, such earned Performance-Based LTIP Units and LTIC RSUs will fully vested as of the date of the change in control transaction. These amounts are all “single-trigger” payments (that is, payable solely by reason of the change in control transaction, subject to each named executive officer’s continued employment or other service relationship through the date of the change in control transaction).

Appraisal or Dissenters’ Rights
You are not entitled to appraisal or dissenters’ rights (or rights of an objecting shareholder) under Maryland law in connection with the Plan of Sale.
Regulatory Matters
Other than in connection with the filing of this proxy statement with the SEC, the deregistration of the common shares under the Exchange Act and any requirements under Maryland law, the Company is not aware of any regulatory or governmental requirements that must be complied with or regulatory or governmental approvals that must be obtained in connection with the Plan of Sale.
Vote Required and Recommendation
The affirmative vote of the holders of at least two-thirds of the total number of common shares then outstanding and entitled to be vote on the proposal at the Special Meeting is required to approve the Plan of Sale. For purposes of the vote on this Proposal One, abstentions, broker non-votes and other shares not voted will have the same effect as votes against the proposal.
THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE PLAN OF SALE PROPOSAL.

PROPOSAL TWO—ADVISORY VOTE ON EXECUTIVE COMPENSATION PROPOSAL
In accordance with the requirements of Section 14A of the Exchange Act, we are presenting this Executive Compensation Proposal to provide shareholders the opportunity to cast an advisory, non-binding vote on the compensation that is expected to become payable to our named executive officers in connection with the transactions contemplated by the Plan of Sale, as disclosed in this proxy statement, including as described in the section entitled “Proposal One: Plan of Sale– Interests of Certain Persons in the Plan of Sale– Change in Control Severance Compensation.” This advisory, non-binding proposal relates only to contractual obligations of the Company that may result in a payment to our named executive officers in connection with, or following, the consummation of the transactions contemplated by the Plan of Sale, and does not contemplate any new compensation or other arrangements between us and our named executive officers. Further, this proposal does not relate to any compensation arrangements that are or may become applicable to our trustees.
As an advisory vote, this proposal is not binding upon the Company or the Board. Approval of this proposal is not a condition to completion of any of the transactions contemplated by the Plan of Sale, and this vote is separate from the other proposal to be voted on at the Special Meeting. Accordingly, you may vote to approve the other proposal to be considered and vote not to approve the advisory, non-binding proposal to approve certain compensation that may be paid or become payable to the named executive officers of the Company in connection with the transactions contemplated by the Plan of Sale, and vice versa.
To the extent that we are contractually obligated to pay the compensation, such compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the advisory vote. These payments are a part of our comprehensive executive compensation program and are intended to align our named executive officers’ interests with yours as shareholders by ensuring their continued retention by the Company and commitment to the sale process during critical events, such as the potential transactions contemplated by the Plan of Sale, which may create significant personal uncertainty for them.
Vote Required and Recommendation
The affirmative vote of a majority of the votes cast at the Special Meeting with respect to the matter is required to approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers in connection with the transactions contemplated by the Plan of Sale. For purposes of this proposal, abstentions and other shares not voted (whether by broker non‑vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote, other than in connection with the determination of whether a quorum is present.
THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE EXECUTIVE COMPENSATION PROPOSAL.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
The following is a summary of the material United States federal income tax consequences of the Plan of Sale, of distributions to shareholders pursuant to the Plan of Sale, including the possible receipt by shareholders of interests in a, and of our possible conversion to, a Liquidating Entity. This summary assumes that our shareholders will approve the Plan of Sale. This summary is based on current law, is for general information only and is not tax advice. We urge you to consult with your own tax advisors regarding tax consequences of the Plan of Sale.
This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury regulations and administrative and judicial interpretations thereof, each as in effect as of the date hereof, all of which are subject to change or to different interpretations, possibly with retroactive effect. We have not requested, and do not plan to request, any rulings from the IRS concerning our tax treatment or the tax treatment of the Plan of Sale, and the statements in this proxy statement are not binding on the IRS or any court. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.
This summary does not address (i) U.S. federal taxes other than income taxes, (ii) state, local or non-U.S. taxes, or (iii) tax reporting requirements. This summary assumes that our common shares are held as capital assets within the meaning of Section 1221 of the Code and does not address all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances. Your tax treatment may vary depending on your particular situations. In addition, this summary does not address the tax treatment of special classes of holders of our common shares, including, for example:
•banks and other financial institutions;
•insurance companies;
•regulated investment companies;
•REITs;
•pension plans, tax-exempt entities or persons holding our common shares in a tax-deferred or tax advantaged account (except to the extent specifically set forth below);
•“qualified foreign pension funds” or entities wholly owned by a qualified foreign pension fund;
•mutual funds;
•dealers in securities or currencies;
•traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;
•persons whose functional currency is not the U.S. dollar;
•persons holding our common shares as part of a hedge or conversion transaction or as part of a “straddle” or a constructive sale;
•persons holding 10% or more (by vote or value) of our common shares;
•U.S. expatriates;
•persons subject to the alternative minimum tax;
•holders of our restricted shares or who otherwise acquired our common shares as compensation;
•partnerships or entities treated as partnerships for U.S. federal income tax purposes and investors therein, S corporations or other pass-through entities;
•non-U.S. holders (except to the extent specifically set forth below); and
•“controlled foreign corporations,” “passive foreign investment companies” or corporations that accumulate earnings to avoid U.S. federal income tax, and in each case, shareholders of such corporations.

If any partnership, or entity treated as a partnership for U.S. federal income tax purposes holds our common shares, the tax treatment of its partners generally will depend upon the status of the partner and the activities of the entity. If you are a partnership that holds our common shares, or a partner in such a partnership, you should consult your tax advisor regarding the tax consequences of the Plan of Sale.
For purposes of this section, a “U.S. holder” means a beneficial owner of our common shares that is, for U.S. federal income tax purposes:
•an individual citizen or resident of the United States;
•a corporation, or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or any state or political subdivision thereof, or the District of Columbia;
•a trust (i) the administration of which is subject to the primary supervision of a U.S. court and with respect to which one or more “United States persons” (as defined under the Code) have the authority to control all substantial decisions, or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person; or
•an estate the income of which is subject to U.S. federal income taxation regardless of its source.
As used in this section, a “non-U.S. holder” means a beneficial owner of our common shares that is not a U.S. holder or an entity treated as a partnership for U.S. federal income tax purposes.
THE U.S. FEDERAL INCOME TAX RULES APPLICABLE TO OUR LIQUIDATION, TO HOLDING AND DISPOSING OF OUR COMMON SHARES, AND TO RECEIVING AND HOLDING INTERESTS IN A LIQUIDATING TRUST OR A LIQUIDATING ENTITY ARE HIGHLY TECHNICAL AND COMPLEX. HOLDERS OF COMMON SHARES ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE LIQUIDATION, THE OWNERSHIP AND DISPOSITION OF OUR COMMON SHARES AND THE RECEIPT AND OWNERSHIP OF INTERESTS IN A LIQUIDATING TRUST OR A LIQUIDATING ENTITY, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS, AND POTENTIAL CHANGES IN APPLICABLE TAX LAWS, IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.
Tax Consequences to the Company
We believe that we have qualified as a REIT under Sections 856 through 860 of the Code. If the Plan of Sale is approved by our shareholders, we expect to qualify as a REIT for our taxable year ending on December 31, 2024 and in 2025 until we transfer our remaining assets (which we anticipate to be mostly cash) and liabilities to a liquidating trust, which we anticipate, but cannot be certain, will occur after all of our office properties are sold. However, our ability to maintain our status as a REIT in 2025 and future taxable years is uncertain and will depend in part on the timing and nature of the sales of our remaining properties.
Assuming we are qualified as a REIT, we are generally entitled to receive a deduction for dividends paid. In addition, we are also generally permitted a deduction for dividends paid with respect to distributions pursuant to a plan of liquidation, including distributions to our shareholders of interests in a liquidating trust, provided that the plan of liquidation is completed within 24 months of its adoption. We anticipate that our liquidating distributions will exceed our taxable income recognized in each tax year following the adoption of the Plan of Sale, and that our liquidation will be completed within 24 months of its adoption. In that case, assuming we are qualified as a REIT, we will generally not be subject to U.S. federal income tax on any gain or other income recognized following the adoption of the Plan of Sale, including any gain that we recognize upon a transfer of appreciated assets to a liquidating trust or the conversion to a Liquidating Entity and the receipt of interests in the liquidating trust or Liquidating Entity by our shareholders.
In order to maintain our status as a REIT, we must, among other things, continue to satisfy various qualification requirements pursuant to the Code, including requirements relating to the nature of our gross assets and income, the timing and amount of distributions and the composition of our shareholders. If the Plan of Sale is approved by our shareholders, we intend to carry out our liquidation pursuant to the Plan of Sale in a manner that will allow us to continue to meet the requirements for qualification as a REIT for our taxable year ending on December 31, 2024 and in 2025 until we transfer our remaining assets (which we anticipate to be mostly cash) and liabilities to a liquidating trust, which we anticipate, but cannot be certain, will occur after all of our office properties are sold. However, as a result of the liquidation or otherwise, circumstances may arise which could cause us to fail to qualify as a REIT in 2025 and future taxable years. In addition, our Board could cause the Company to revoke or otherwise terminate our REIT election at any time if our Board determines it to be in our best interests to change our investment policy in a manner that does not comply with the REIT qualification requirements. Should we lose our status as a REIT, we would be taxable as a corporation for U.S. federal income tax purposes. In that case, we would be subject to U.S. federal income taxes at the corporate rate for the taxable year in which our qualification as a REIT terminates, and in any subsequent years, with respect to our income from operations and from sales and distributions of appreciated assets in connection with our Plan of Sale, and without any tax deduction for dividends that we pay.
So long as we continue to qualify as a REIT, any net gain from “prohibited transactions” will be subject to a 100% tax. In general, “prohibited transactions” are dealer sales (i.e., inventory-like sales of property held primarily for sale to customers in the ordinary course of the Company’s business). We expect the asset sales made pursuant to the Plan of Sale to either qualify for the prohibited transaction tax safe harbor or otherwise not be subject to such prohibited transactions tax.
The Code sets forth a safe harbor for REITs that wish to sell property without risking the imposition of the 100% penalty tax. The principal requirements of the safe harbor are that: (i) the REIT must hold the applicable property for not less than two years for the production of rental income prior to its sale; (ii) the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of sale which are includible in the basis of the property do not exceed 30% of the net selling price of the property; and (iii) property sales by the REIT during the particular tax year satisfy at least one of the following thresholds: (a) not more than seven sales during the year (treating the sale of multiple properties to the same buyer in a single transaction as a single sale for this purpose); (b) sales in the current year do not exceed 10% of the REIT’s assets as of the beginning of the year (as measured by either fair market value or tax basis); or (c) sales in the current year do not exceed 20% of the REIT’s assets as of the beginning of the year, and sales over a three-year period do not exceed, on average, 10% per annum of the REIT’s assets, in each case as measured by either fair market value or tax basis. However, if a particular transaction does not satisfy all of the requirements of the foregoing safe harbor, it will not necessarily be treated as a prohibited transaction. Rather, in that case, the determination as to whether it is considered to be a dealer sale, and therefore a prohibited transaction, will instead be based upon an analysis of all of the relevant facts and circumstances.
Whether an asset is property held primarily for sale to customers in the ordinary course of a trade or business is a highly factual determination. We expect the asset sales made pursuant to the Plan of Sale to either qualify for the safe harbor or otherwise not be subject to the prohibited transactions tax. There can be no assurance, however, that such sales will qualify for the safe harbor or the IRS will not successfully challenge the characterization of properties we hold for purposes of applying the prohibited transactions tax.
Tax Consequences to U.S. Holders of Our Common Shares
In connection with the Plan of Sale, U.S. holders may receive one or more liquidating distributions. The amount of a liquidating distribution will be applied first to reduce a U.S. holder’s tax basis in its common shares, but not below zero. A U.S. holder’s tax basis in its common shares will generally be equal to the U.S. holder’s cost of its shares, reduced by any prior distributions that were treated as reductions in basis rather than taxable dividends. To the extent that distributions pursuant to the Plan of Sale exceed a U.S. holder’s basis in its common shares, the excess will constitute taxable gain and be recognized in the year in which the distribution is received. If the total amount of liquidating distributions received by a U.S. holder is less than the tax basis of its shares, the U.S. Holder will generally recognize a loss in the year in which the final liquidating distribution is received.
Gain or loss will be calculated separately for each block of shares, with a block consisting of shares acquired at the same cost in a single transaction. This gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if the shares have been held for more than one year. Long-term capital gains of non-corporate U.S. holders may qualify for reduced U.S. federal income tax rates. Additionally, a 3.8% Medicare unearned contribution tax will apply to any gain recognized by individuals, trusts and estates whose income exceeds certain threshold levels. Capital gains of corporate U.S. holders generally are taxable at the regular tax rates applicable to corporations. The deductibility of a capital loss is subject to limitations under the Code.

Liquidating distributions made by us generally will not be unrelated business taxable income (“UBTI”) to a tax-exempt U.S. holder that does not hold its common shares as “debt-financed property” within the meaning of the Code. However, tax-exempt U.S. holders may recognize UBTI with respect to assets (if any) transferred to a liquidating trust or a Liquidating Entity; see “—Tax Consequences of the Liquidating Trust” and “—Tax Consequences of the Liquidating Entity” below.
Tax Consequences to Non-U.S. Holders of Our Common Shares
The rules governing United States federal income taxation of non-U.S. holders are complex, and no attempt will be made in this proxy statement to provide more than a limited summary of such rules. A non-U.S. holder should consult with its own tax advisor to determine the impact of United States federal, state and local income tax laws with regard to the Plan of Sale and its receipt of liquidating distributions. Accordingly, this discussion does not address all aspects of United States federal income taxation, nor state, local or non-U.S. tax consequences (including treaty benefits, if any, that may be available in certain instances), that may be relevant to a non-U.S. holder in light of its particular circumstances.
The discussion below assumes that a non-U.S. holder’s investment in our common shares is not effectively connected with a trade or business conducted in the United States by the non-U.S. holder, or, if an applicable tax treaty so provides, that its investment in our common shares is not attributable to a United States permanent establishment maintained by the non-U.S. holder. Also, special rules apply to a non-U.S. holder who is an individual who has been present in the United States for 183 days or more during the taxable year in which a liquidating distribution is made to such non-U.S. holder. We recommend that non-U.S. holders consult their own tax advisors to determine the U.S. federal, state, local and non-U.S. income and other tax consequences to them of the liquidation.
The IRS takes the position that, under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), liquidating distributions by a REIT that are attributable to gain from the REIT’s sale or exchange of U.S. real property interests (FIRPTA distributions) generally are taxable to non-U.S. holders as if such gain were effectively connected with a U.S. trade or business. Non-U.S. holders thus generally would be taxed on FIRPTA distributions at the same capital gain rates applicable to U.S. holders. We generally will be required to withhold U.S. tax equal to 21% from any such FIRPTA distributions. The 21% tax withheld may be claimed by a non-U.S. holder as a credit against its reported U.S. federal income tax liability. In addition, corporate non-U.S. holders may be subject to a 30% branch profits tax on FIRPTA distributions made by us unless such non-U.S. holder is entitled to treaty relief or other exemption. However, FIRPTA distributions made by us generally would not be treated as effectively connected income for a non-U.S. holder if (i) the FIRPTA distribution is received with respect to shares that are regularly traded on an established securities market located in the United States and (ii) the non-U.S. shareholder has not owned more than 10% of our common shares at any time during the one-year period ending on the date of the distribution, in which case liquidating distributions that are FIRPTA distributions are generally not subject to withholding taxes.
Generally, we will be required to report annually to the IRS the amount of FIRPTA distributions paid to a non-U.S. holder, such holder’s name and address, and the amount of U.S. tax withheld, if any. A non-U.S. holder may be entitled to a refund or credit against the holder’s U.S. federal income tax liability, if any, with respect to any amount withheld pursuant to FIRPTA, provided that the required information is furnished to the IRS on a timely basis. Non-U.S. holders should consult their tax advisor regarding withholding tax considerations.
Tax Consequences of the Termination of the Plan of Sale
Until we are dissolved, the Board may terminate the Plan of Sale without shareholder approval at the Board’s discretion to the extent permitted under applicable law and authorize us to seek to dispose of all our assets through a merger, business combination or similar transaction. If the Board were to terminate the Plan of Sale, liquidating distributions previously made to a holder could be recharacterized as distributions that are subject to tax under the provisions of the Code applicable to the shareholders of a REIT in the same manner as distributions on our common shares would be subject to tax absent the approval of the Plan of Sale. Such liquidating distributions could also be recharacterized as a payment to such holder for the sale or exchange of its common shares in partial redemption of them. Whether sale or distribution treatment would apply to a holder would depend on such holder’s particular circumstances and various other factors and we cannot predict which would apply; however, regardless of which treatment would apply, each distribution likely would be at least be partially taxable to holders, in which case holders may have to file amended returns and pay any additional taxes to the extent any are due.

Information Reporting and Backup Withholding
Backup withholding, currently at a rate of 24%, and information reporting may apply to distributions pursuant to the Plan of Sale. Backup withholding will not apply, however, to a holder who:
•in the case of a U.S. holder, furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on an IRS Form W-9 or successor form;
•in the case of a non-U.S. holder, furnishes an applicable IRS Form W-8 or successor form; or
•is otherwise exempt from backup withholding and complies with other applicable rules and certification requirements.
Backup withholding is not an additional tax and any amount withheld under these rules may be credited against the holder’s U.S. federal income tax liability and may entitle the holder to a refund if required information is timely furnished to the IRS.
Withholding on Payments to Certain Foreign Entities
The Foreign Account Tax Compliance Act (“FATCA”) imposes a 30% withholding tax on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification requirements are satisfied. As a general matter, FATCA imposes a 30% withholding tax on dividends in respect of our common shares if paid to a foreign entity unless either (i) the foreign entity is a “foreign financial institution” that undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) the foreign entity is not a “foreign financial institution” and identifies certain of its U.S. investors, or (iii) the foreign entity otherwise is excepted under FATCA. While withholding under FATCA would have applied to payments of gross proceeds from the sale or other disposition of our common shares received after December 31, 2018, proposed Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers may generally rely on these proposed Treasury regulations until final Treasury regulations are issued. An intergovernmental agreement between the United States and an applicable foreign country, or future United States Treasury regulations or other guidance, may modify these requirements.
Holders are encouraged to consult with their tax advisors regarding the potential application and impact of FATCA and any intergovernmental agreement between the United States and their home jurisdiction in connection with FATCA compliance, with respect to dividends and liquidating distributions received from the Company.
Tax Consequences of the Liquidating Trust
Our Board may at any time transfer our remaining assets and obligations to a liquidating trust if it determines that such a contribution is advisable. Upon a determination made by our Board, we may contribute our remaining assets and obligations to a liquidating trust no later than 24 months following the effective date of the Plan of Sale. While we cannot be certain of the timing, we anticipate transferring assets to a liquidating trust after we have sold our remaining office properties and distributed substantially all of the proceeds from those sales. Consequently, while we cannot be certain, we anticipate transferring mostly cash to a liquidating trust in an amount sufficient to satisfy any remaining liabilities and the expenses of completing our liquidation. Under the Code, a trust will be treated as a liquidating trust if it is organized for the primary purpose of liquidating and distributing the assets transferred to it, and if its activities are all reasonably necessary to and consistent with the accomplishment of that purpose. However, if the liquidation is prolonged or if the liquidation purpose becomes so obscured by business activities that the declared purpose of the liquidation can be said to be lost or abandoned, it will no longer be considered a liquidating trust. Although neither the Code nor the Treasury regulations thereunder provide any specific guidance as to the length of time a liquidating trust may last, the IRS’s guidelines for issuing rulings with respect to liquidating trust status call for a term not to exceed three years, which period may be extended to cover the collection of installment obligations.
If we transfer assets to a liquidating trust and distribute interests in the liquidating trust to our shareholders, this will be treated for U.S. federal income tax purposes as if we distributed an interest in each of the assets so transferred directly to our shareholders. Accordingly, each holder will be treated as receiving a liquidating distribution from us equal to such holder’s share of the cash and the fair market value of the assets (less liabilities) transferred to the liquidating trust, and may recognize gain, and incur tax liability, if the cash and the fair market value of the non-cash assets (less liabilities) deemed distributed to that holder exceeds the holder’s basis in its shares, even though the holder may not receive a concurrent distribution of cash.
Assuming that the liquidating trust is treated as a “liquidating trust” for U.S. federal income tax purposes, the liquidating trust will be treated as a “grantor trust” for U.S. federal income tax purposes. Accordingly, each unit or interest in the liquidating trust will represent ownership of an undivided proportionate interest in all of the assets and liabilities of the liquidating trust and a holder will be treated for U.S. federal income tax purposes as receiving or paying directly a pro rata portion of all income, gain, loss, deduction and credit of the liquidating trust. A holder will be taxed each year on its share of revenues from the liquidating trust, net of such holder’s share of expenses of the liquidating trust (including interest and depreciation) whether or not the holder receives a distribution of cash from the liquidating trust that year. When the liquidating trust makes distributions to holders, the holders will recognize no additional gain or loss.
A holder’s tax basis in a unit of the liquidating trust (and indirectly in the pro rata portion of the net assets in the liquidating trust which are attributable to that unit) will be equal to the fair market value of a unit (and those net assets) on the date that it is distributed to the holder, which value will be determined by us and reported to the holders. The long-term or short-term character of any capital gain or loss recognized in connection with the sale of the liquidating trust’s assets will be determined based upon a holding period commencing at the time of the acquisition by a holder of such holder’s beneficial interest in the liquidating trust.
The trustee or trustees of the liquidating trust will provide to each holder of units in the liquidating trust after each year end a detailed itemized statement that reports on a per unit basis the holder’s allocable share of all the various categories of revenue and expense of the liquidating trust for the year. Each holder must report such items on its own U.S. federal income tax return regardless of whether the liquidating trust makes concurrent cash distributions.
If the liquidating trust fails to qualify as a liquidating trust for U.S. federal income tax purposes, the consequences to holders will depend on the reason for the failure to qualify, and, under certain circumstances, the liquidating trust could be treated as an association taxable as a corporation for U.S. federal income tax purposes, rather than as a trust. If the liquidating trust is taxable as a corporation, the trust itself will be subject to federal income tax at the applicable corporate income tax rate, which is currently 21%. In that case, distributions made by the trust would be reduced by this additional level of tax, and a holder would be subject to tax upon the receipt of distributions that constitute dividends from the trust rather than taking into account its share of the trust’s taxable items on an annual basis. We intend to take all available steps to cause the liquidating trust to qualify for treatment as a liquidating trust for U.S. federal income tax purposes.
Because holders would be treated as owning their respective shares of the liquidating trust’s assets, they would be treated as directly engaging in the operations of the liquidating trust. As such, tax-exempt U.S. holders holding interests in the liquidating trust may realize UBTI with respect to the trust’s operations, and non-U.S. holders may be considered to derive income that is effectively connected with a U.S. trade or business. In that event, non-U.S. holders would be subject to U.S. federal income tax and, for corporate non-U.S. holders, branch profits tax. The liquidating trust may withhold tax on liquidating distributions made to non-U.S. holders. Any withheld tax will be creditable against the non-U.S. holder’s U.S. federal income tax liability. Tax-exempt U.S. shareholders and non-U.S. shareholders should consult their own tax advisors regarding the U.S. federal income tax consequences that would apply to them if we were to transfer assets to a liquidating trust.
Tax Consequences of the Liquidating Entity
Pursuant to the Plan of Sale, our Board may at any time, as an alternative to the liquidating trust, convert the Company into a Liquidating Entity if it determines that such a conversion is advisable. If the Liquidating Entity is organized as a trust, the trust would be required to satisfy the requirements of a “liquidating trust” for U.S. federal income tax purposes as described above in “—Tax Consequences of the Liquidating Trust.” The following discussion assumes that the Liquidating Entity is organized as a limited liability company, partnership or limited partnership that is treated as a partnership for U.S. federal income tax purposes.
Under the Code, the conversion to a Liquidating Entity should be treated as a deemed taxable liquidation of the Company under Section 331 of the Code and distribution of all of our assets and liabilities to our shareholders, immediately followed by a deemed contribution by our shareholders of our assets and liabilities to a newly formed partnership in exchange for equity in the partnership in a tax-free transaction under Section 721 of the Code. Accordingly, each holder may recognize gain, and incur tax liability, if the cash and the fair market value of the non-cash assets (less liabilities) deemed distributed to that holder exceeds the holder’s basis in its shares, even though the holder may not receive a concurrent distribution of cash. The deemed receipt of our assets in a deemed taxable liquidation is expected to be treated in the same manner as the receipt of liquidating distributions, as described above in “—Tax Consequences to U.S. Holders of Our Common Shares” and “—Tax Consequences to Non-U.S. Holders of Our Common Shares.”
The Liquidating Entity is expected to be treated as a partnership for U.S. federal income tax purposes, and due to the expected imposition of certain transfer restrictions on the holders of its interests, the Liquidating Entity is not expected to be a “publicly traded partnership” for U.S. federal income tax purposes. As a result, the Liquidating Entity generally is not itself expected to be subject to U.S. federal income tax, but each holder will be required to take into account its allocable share of the Liquidating Entity’s items of income, gain, loss, deduction and/or credit for the taxable year of the Liquidating Entity ending within or with the taxable year of the holder, without regard to whether such holder has received or will receive corresponding distributions from the Liquidating Entity. Each item generally will have the same character and source as though the holder realized the item directly. A holder’s tax basis in its interests in the Liquidating Entity will be equal to the fair market value of such interest on the date that it is distributed to the holder. A holder’s ability to use its share of the Liquidating Entity’s losses and to deduct its share of the Liquidating Entity’s expenses is subject to certain limitations.
If a holder receives a cash distribution (or deemed cash distribution) in an amount that exceeds such holder’s adjusted tax basis in its interest in the Liquidating Entity, such holder would be required to recognize, for U.S. federal income tax purposes, gain to the extent of that excess. Such amount would generally be treated as gain from the sale or exchange of its interest in the Liquidating Entity.
The Liquidating Entity expects to file annually a U.S. federal income tax information return on IRS Form 1065 and will provide an IRS Schedule K-1 (or equivalent) to holders as soon as practicable following the end of each fiscal year. For any given year, the Liquidating Entity may be unable to provide this information to its holders prior to the due date for the filing of tax returns with respect to that year. Each holder will be responsible for the preparation and filing of such holder’s own income tax returns, and each holder should be prepared to obtain extensions of the filing date for its income tax returns at the U.S. federal, state and local levels.
The Liquidating Entity may be subject, or required, to withhold and pay over any U.S. or non-U.S. withholding taxes (including interest and penalties thereon) directly or indirectly imposed with respect to any holder or other taxes imposed on the Liquidating Entity (including pursuant to a Liquidating Entity-level audit). Without limiting the foregoing, if a non-U.S. holder receives a distribution that exceeds such holder’s adjusted tax basis in its interest in the Liquidating Entity, such holder generally will be subject to a 10% U.S. withholding tax on such excess (subject to certain exceptions). The amount of any withholding or other taxes withheld will be deemed distributed to the relevant holder and deemed paid by that holder to the relevant taxing jurisdiction. Due to the complexity of the application of withholding tax rules, holders may be subject to under-withholding or over-withholding.
Under the Code, adjustments in tax liability with respect to the Liquidating Entity’s items generally will be made at the Liquidating Entity-level in a partnership proceeding which the Liquidating Entity’s “partnership representative” will control, rather than by individual audits of the holders. Any audit adjustment that results in additional tax (including interest and penalties thereon) generally will be assessed and collected at the Liquidating Entity-level in the taxable year of adjustment unless the Liquidating Entity makes an election to issue adjusted tax information to those persons that were holders in the taxable year subject to audit. In general, the Liquidating Entity may enter into a settlement agreement with the IRS on behalf of, and binding upon, the holders. It is possible that holders will be directly subject to audit of Liquidating Entity items, or that a Liquidating Entity-level audit will result in an audit of the holder’s own returns, which may give rise to additional taxation on a current or retroactive basis. The general partner of the Liquidating Entity may be authorized to make, on behalf of the Liquidating Entity, all tax determinations and elections in its discretion.
Tax-exempt U.S. holders holding interests in the Liquidating Entity may realize UBTI with respect to the Liquidating Entity’s operations, and non-U.S. holders may be considered to derive income that is effectively connected with a U.S. trade or business. In that event, non-U.S. holders would be subject to U.S. federal income tax and, for corporate non-U.S. holders, branch profits tax. Accordingly, the Liquidating Entity is expected to withhold tax of up to 37% on liquidating distributions made to non-U.S. holders. Any tax withheld will be creditable against the non-U.S. holder’s U.S. federal income tax liability. Tax-exempt U.S. holders and non-U.S. holders should consult their own tax advisors regarding the U.S. federal income tax consequences that would apply to them if we were to convert into a Liquidating Entity.

Upon a U.S. holder’s subsequent sale, exchange or other taxable disposition of interests in the Liquidating Entity, the U.S. holder should recognize gain or loss in an amount equal to the difference between the amount realized and its adjusted tax basis in the transferred interests. The amount realized will generally include the U.S. holder’s share of the Liquidating Entity’s liabilities outstanding at the time of the disposition. Gain or loss will generally be treated as capital gain or loss to the extent a sale of assets by the Liquidating Entity would qualify for such treatment. Capital gain will be long-term capital gain if at the time of the sale, exchange or other disposition the U.S. holder held its interests in the Liquidating Entity for more than one year. Long-term capital gains of an individual taxpayer generally are taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.
Upon a non-U.S. holder’s subsequent sale, exchange or other taxable disposition of interests in the Liquidating Entity, such non-U.S. holder’s gain or loss would generally be treated as income that is effectively connected with a U.S. trade or business and subject to U.S. federal income tax. Further, the purchaser of an interest in the Liquidating Entity is required to withhold (subject to certain exceptions) 10% of the amount realized (which generally includes the non-U.S. holder’s share of the Liquidating Entity’s liabilities at the time of the disposition) by a non-U.S. holder in connection with the disposition of an interest in the Liquidating Entity, or (subject to certain exceptions) 15% in the case of certain amounts relating to any “United States real property interest” under FIRPTA.
State and Local Tax
Holders may be required to file income tax returns in states or localities in which a liquidating trust or Liquidating Entity owns properties. The state or local tax treatment may differ from the U.S. federal income tax treatment described above. Each holder should consult its tax advisors regarding state and local tax consequences of owning units in a liquidating trust or interests in a Liquidating Entity.
THE FOREGOING DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF THE POTENTIAL TAX CONSIDERATIONS RELATING TO THE PLAN OF SALE AND TO DISTRIBUTIONS MADE PURSUANT TO THE PLAN OF SALE, AND IS NOT TAX ADVICE. THEREFORE, HOLDERS OF OUR COMMON SHARES ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE OWNERSHIP OF OUR COMMON SHARES AND OF THE ADOPTION AND IMPLEMENTATION OF THE PLAN OF SALE, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS IN THEIR PARTICULAR CIRCUMSTANCES.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Unless otherwise indicated, the information set forth below is as of October 1, 2024, the record date for the special meeting. The following table sets forth information regarding the beneficial ownership of our common shares (excluding any fractional shares that may be beneficially owned by such persons) by: (1) each person or entity known to us to be the beneficial owner of more than 5% of our outstanding common shares based on ownership information as of June 30, 2024; and (2) each of our named executive officers, each of our trustees, and our executive officers and trustees as a group. Unless otherwise indicated, (1) the address of each identified person or entity is: c/o Equity Commonwealth, Two North Riverside Plaza, Suite 2000, Chicago, Illinois 60606, and (2) we believe that each owner named below has sole voting and investment power for all our common shares shown to be beneficially owned by that person or entity. Except as set forth below, as of June 30, 2024, we do not know of any outstanding rights to acquire our shares of the type specified in Rule 13d-3(d)(1) under the Exchange Act with respect to any of the beneficial owners set forth below.

Name of Beneficial Owner	Number of Shares and Units[1]	Percent of All Shares[2]	Percent of All Shares and Units[3]
Beneficial Owners of More Than 5% of Our Common Shares
The Vanguard Group[4]	16,194,679	15.1%	15.1%
BlackRock, Inc.[5]	11,081,587	10.3%	10.3%
Named Executive Officers
David A. Helfand[6]	1,108,883	1.0%	1.0%
William H. (Bill) Griffiths[7]	104,572	*	*
David S. Weinberg[8]	445,834	*	*
Orrin S. Shifrin[9]	192,543	*	*
Trustees
Ellen-Blair Chube	21,822	*	*
Martin L. Edelman[10]	48,695	*	*
Peter Linneman	49,404	*	*
Mary Jane Robertson	48,695	*	*
Gerald A. Spector[11]	148,695	*	*
James A. Star[12]	85,526	*	*
All Named Executive Officers & Trustees as a Group (10 persons)	2,254,669	2.1%	2.1%
*Less than 1% of our common shares.
1     Our Declaration of Trust and bylaws place restrictions on the ability of any person or group to acquire beneficial ownership of more than 9.8% of any class or series of our shares, unless an exception is granted by the Company. Numbers include all common shares, OP Units and Time-Based LTIP Units (regardless of whether a Book-Up Event has occurred).
2     The percentages indicated are based upon the number of common shares held by the officer or trustee divided by 107,327,691 of our common shares outstanding as of June 30, 2024.
3     The percentages indicated are based upon the number of common shares, OP Units and Time-Based LTIP Units held by the officer or trustee (as calculated in footnote 1 above) divided by 107,482,134, which represents the number of our common shares outstanding as of June 30, 2024, plus all OP Units and Time-Based LTIP Units that such person owns, assuming such OP Units and Time-Based LTIP Units are deemed to have been redeemed for common shares, but such common shares are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person.

4     This information is as of December 29, 2023, and is based solely on a Schedule 13G/A filed with the SEC on February 13, 2024, by The Vanguard Group (“Vanguard Group”). According to that Schedule 13G/A, the address of Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. Vanguard Group reports aggregate beneficial ownership of 16,194,679 common shares, with sole power to vote zero common shares, shared power to vote 75,539 common shares, sole power to dispose of 16,004,166 common shares and shared power to dispose of 190,513 common shares. Vanguard Group reports that it and certain of its subsidiaries serve as investment advisors for clients that have acquired our common shares that are listed in that Schedule 13G/A.
5     This information is as of December 31, 2023, and is based solely on a Schedule 13G/A filed with the SEC on January 24, 2024, by BlackRock, Inc. (“BlackRock”). Based on the information provided in that Schedule 13G/A, the address of BlackRock is 50 Hudson Yards, New York, New York 10001. BlackRock reports beneficial ownership of 11,081,587 common shares, with sole power to vote 10,361,808 common shares and sole power to dispose of all 11,081,587 common shares. BlackRock reports that it is the parent holding company for certain subsidiaries that have acquired our common shares and that are listed in that Schedule 13G/A.
6     Includes 290 common shares held by EGI-CW Holdings, L.L.C. (“EGI-CW”). Mr. Helfand is a member of EGI-Fund (14-16) Investors, L.L.C. (“EGI-Fund (14-16)”), which is a member of EGI-CW. These 290 common shares represent only the number of shares in which Mr. Helfand has a pecuniary interest in accordance with his proportionate interest in EGI-Fund (14-16).
7     Includes 85,779 common shares and 12,047 OP Units held by the William Harden Griffiths Revocable Trust, of which Mr. Griffiths is the trustee and a beneficiary. Also includes 6,746 common shares held by BGAC Investments LLC, of which Mr. Griffiths and his spouse are members. Mr. Griffiths disclaims beneficial ownership of the securities held by BGAC Investments LLC, except to the extent of his pecuniary interest therein.
8     Held by the David S. Weinberg Revocable Trust, of which Mr. Weinberg is the trustee and a beneficiary.
9     Held by the Orrin S. Shifrin Revocable Trust, of which Mr. Shifrin is the trustee and a beneficiary.
10     Includes 28,620 Time-Based LTIP Units and OP Units held directly by Mr. Edelman. The remaining 20,075 shares are held by 3MB Associates, LLC, in which Mr. Edelman has an indirect pecuniary interest.
11     Includes 3,184 OP Units and 6,218 common shares held directly by Mr. Spector and 139,293 common shares held by the Gerald A. Spector Revocable Trust, of which Mr. Spector is the trustee and a beneficiary.
12     Excludes 246,702 shares held by Crown Investment Series LLC–Series 45 (“Crown Series 45”), in which trusts established for the benefit of Mr. Star’s wife and children indirectly own interests. Mr. Star does not control such trusts or Crown Series 45 and disclaims beneficial ownership of the shares except to the extent of his pecuniary interest therein.

FUTURE EQC SHAREHOLDER PROPOSALS
If the Plan of Sale is not approved and the sale of our assets is not completed, EQC would hold its next annual meeting of shareholders in 2025 (the “2025 annual meeting”). If an EQC shareholder is interested in submitting a proposal for inclusion in the proxy statement for EQC’s 2025 annual meeting, such proposal must be received by us at our principal executive offices at Two North Riverside Plaza, Suite 2000, Chicago, IL 60606 not later than December 26, 2024, and meet the requirements of our Rule 14a-8 under the Exchange Act. Any such proposal should be sent to the attention of our Investor Relations Department.
Under our bylaws, shareholders must follow certain procedures to nominate a person for election as a trustee or to submit a proposal for shareholder action (other than in accordance with Rule 14a-8) at the 2025 annual meeting. For trustee nominations and any such shareholder proposals, the shareholder must give timely notice in writing to our Secretary at our principal executive offices and any such proposals must be a proper subject for shareholder action. To be timely, EQC must receive notice of a shareholder’s intention to make a trustee nomination or to submit a proposal for shareholder action at the 2025 annual meeting no earlier than November 26, 2024 and no later than 5:00 p.m., Central Time, December 26, 2024. However, in the event that the 2025 annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the Annual Meeting, notice by the shareholder to be timely must be received no earlier than the 150th day prior to the date of the meeting and not later than 5:00 p.m., Central Time, on the later of the 120th day prior to the date of the meeting or the tenth day following the date of the first public announcement of the meeting. Shareholders are advised to review the bylaws, which contain other requirements, including certain requirements pursuant to Rule 14a-19(b) under the Exchange Act, with respect to advance notice of shareholder proposals and director nominations.
Shareholders may obtain a copy of our bylaws upon request and without charge from the Investor Relations Department, Attention: Investor Relations, Equity Commonwealth, Two North Riverside Plaza, Suite 2000, Chicago, IL 60606.  If we do not receive timely notice pursuant to our bylaws, the proposal will be excluded from consideration at the 2025 annual meeting.
HOUSEHOLDING OF PROXY MATERIALS
To eliminate duplicate mailings, conserve natural resources and reduce our printing costs and postage fees, we use a method of delivery referred to as “householding.” Householding permits us to mail a single set of proxy materials (other than proxy cards, which will remain separate) to shareholders who share the same address and last name, unless we have received contrary instructions from one or more of such shareholders. We will deliver promptly, upon oral or written request, a separate copy of the proxy materials to any shareholder at the same address. If you wish to receive a separate copy of the proxy materials (or future proxy materials), then you may call D.F. King. Banks and brokers may call D.F. King collect at (212) 269-5550. Shareholders may call D.F. King toll-free at (800) 511-9495. Shareholders sharing an address who now receive multiple copies of our proxy materials may request delivery of a single copy by contacting D.F. King.
Our executive offices are located at Two North Riverside Plaza, Suite 2000, Chicago, IL 60606.  Our telephone number is (312) 646-2800 and our website is located at http:/www.eqcre.com.*
* Website addresses referred to in this proxy statement are not intended to function as hyperlinks, and the information contained on our website is not a part of this proxy statement.

WHERE YOU CAN FIND MORE INFORMATION
EQC files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, statements or other information filed by EQC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC filings of EQC are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov.
This proxy statement incorporates by reference the documents listed below that EQC has previously filed with the SEC. They contain important information about EQC and its financial condition. The following documents, which were filed by EQC with the SEC, are incorporated by reference into this proxy statement:
•Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 13, 2024;
•Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, filed on May 2, 2024;
•Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024, filed on July 31, 2024; and
•Current Reports on Form 8-K filed on June 20, 2024, September 19, 2024 and September 20, 2024.
EQC also incorporates by reference the Plan of Sale attached to this proxy statement as Exhibit A.
Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning EQC, without charge, by written request directed to EQC at our principal executive offices at Two North Riverside Plaza, Suite 2000, Chicago, IL 60606, Attn: Investor Relations, on our corporate website at http:/www.eqcre.com or from the SEC through the SEC’s website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.
THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. EQC HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED OCTOBER 2, 2024. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

OTHER MATTERS
No other business will be presented for consideration at the Special Meeting other than the items referred to above.

Exhibit A

EQUITY COMMONWEALTH
PLAN OF SALE AND DISSOLUTION
1.This Plan of Sale and Dissolution (the “Plan of Sale”) of Equity Commonwealth, a Maryland real estate investment trust (the “Company”), has been approved by the Company’s Board of Trustees (the “Board”) as being advisable and in the best interests of the Company and its shareholders. The Board has directed that the Plan of Sale, including the sale of all or substantially all of the Company’s assets, the Company’s complete liquidation, the Company’s dissolution (in accordance with Section 331, Section 336 and Section 346(a) of the Internal Revenue Code of 1986, as amended (the “Code”)), and the Company’s termination under Section 8-502 of Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland (the “MRL”) and the Company’s declaration of trust (the “Declaration of Trust”) be submitted for approval to the holders (the “Common Shareholders”) of the outstanding Common Shares of Beneficial Interest, $0.01 par value per share (the “Common Shares”), of the Company. The Plan of Sale shall become effective upon approval of the Plan of Sale by the Common Shareholders holding at least two-thirds of the total number of Common Shares then outstanding and entitled to vote on the matter. The date of the Common Shareholders’ approval is hereinafter referred to as the “Effective Date.”
2.Within 30 days after the Effective Date, the proper officers of the Company shall file Form 966 with the Internal Revenue Service, together with a certified copy of the Plan of Sale, as advised and approved by the Board and approved by the Common Shareholders.
3.Pursuant to the Plan of Sale, the Board shall authorize the Company to sell, convey, transfer and deliver or otherwise dispose of any or all of the assets of the Company in one or more transactions, and acting for itself and/or in its capacity as the trustee or unitholder of EQC Operating Trust, a Maryland real estate investment trust (the “Operating Trust”), acting for itself and/or in its capacity as an equity holder or manager of any direct or indirect subsidiaries or affiliates, authorize the Operating Trust or any subsidiaries or affiliates to sell, convey, transfer and deliver or otherwise dispose of any or all assets of the Operating Trust or any subsidiaries in one or more transactions, in each case without further approval of the Shareholders (as defined herein). The Company, acting for itself or in its capacity as the trustee or unitholder of the Operating Trust, as appropriate, shall be authorized to engage in the wind-down of the Company’s business and affairs, discharging, paying or setting aside reserves for all Company liabilities, including but not limited to contingent liabilities and the liabilities of the Operating Trust or its subsidiaries, distributing its assets, including, but not limited to, the assets of the Company, and distributing the Company’s assets to its holders (together with the Common Shareholders, the “Shareholders”) of the outstanding 6.50% Series D Cumulative Convertible Preferred Shares of Beneficial Interest, $0.01 par value per share (the “Series D Preferred Shares”), and its Common Shareholders, all in accordance with the Declaration of Trust and the Company’s Fourth Amended and Restated Bylaws (collectively, the “Governing Documents”), and the Plan of Sale, if the Board so chooses, and make protective acquisitions or advances with respect to the Company’s assets. Each Series D Preferred Share shall remain outstanding and entitled to receive liquidating distributions in accordance with the terms of such Series D Preferred Shares, until the holders thereof are paid the full liquidation preference therefor, which payment shall be made in a final amount determined in accordance with the Governing Documents and made not later than immediately prior to a liquidating distribution to the Common Shareholders.
4.The appropriate officers of the Company shall take all actions as may be necessary or appropriate to marshal the assets of the Company and convert the same, in whole or in parts, into cash or other form as may be distributed to the Common Shareholders and the holders of Series D Preferred Shares.
5.The Company shall (i) pay or make reasonable provision to pay all claims and obligations of the Company, the Operating Trust and its and their subsidiaries including all contingent, conditional or contractual claims known to the Company, the Operating Trust or its and their subsidiaries, and (ii) make all provisions that are reasonably likely to be sufficient to provide compensation for any claim against the Company, the Operating Trust or its or their subsidiaries in connection with any pending action, suit or proceeding to which any of the Company, the Operating Trust or its subsidiaries is a party. All claims shall be paid in full (except to the extent a lesser amount is agreed upon between the Company, the Operating Trust and its or their subsidiaries on the one hand and the applicable creditor on the other hand). The Company, acting for itself or in its capacity as the trustee or unitholder of the Operating Trust, as appropriate, is
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authorized, but not required, to establish, or to cause the Operating Trust to establish, one or more reserve funds, in a reasonable amount and as may be deemed advisable, to meet known liabilities and liquidating expenses and estimated, unascertained or contingent liabilities and expenses. Creation of a reserve fund may be accomplished by a recording in the Company’s accounting ledgers of any accounting or bookkeeping entry which indicates the allocation of funds so set aside for payment. The Company is also authorized, but not required, to create a reserve fund by placing cash or property in escrow with an escrow agent for a specified term together with payment instructions. Any undistributed amounts remaining in such an escrowed reserve fund at the end of its term shall be returned to the Company or such other successor-in-interest to the Company as may then exist or, if no such entity is then in existence, shall be delivered to the unclaimed property division of the Maryland State Comptroller’s office. The Company may also create a reserve fund by any other reasonable means.
6.Subject to Section 8 below and the Governing Documents, the liquidating distributions contemplated by the Plan of Sale shall be in complete liquidation of the Company and, following the dissolution and termination of the Company, any certificates evidencing the issued and outstanding Common Shares shall thereupon be canceled. The Board shall make such provisions as it deems appropriate regarding the cancellations, in connection with the making of liquidating distributions hereunder, of certificates evidencing the Common Shares outstanding.
7.Upon the complete distribution of all assets of the Company to the Common Shareholders and the dissolution and termination of the Company, all Common Shares will be canceled and no longer deemed outstanding and all rights of the holders thereof as shareholders of the Company shall cease and terminate.
8.In order to enable the Company to terminate its obligation to file quarterly reports and audited annual financial statements with the Securities and Exchange Commission (the “Commission”), the Board will cause the Company to make the final distribution to Shareholders as a distribution in kind of beneficial interests in a trust (the “Liquidating Trust”), at such time as the Board deems appropriate in its discretion, substantially as follows:
(a)The Company may create the Liquidating Trust under statutory or common law of Maryland or such other jurisdiction as the Board deems advisable and may transfer and assign to the Liquidating Trust all or substantially all of the remaining assets of the Company, the Operating Trust and its or their subsidiaries of every sort whatsoever, including its unsold properties, assets, claims, contingent claims and causes of action, subject to all of their unsatisfied debts, liabilities and expenses, contingent or otherwise. From and after the date of such transfer and assignment of assets (subject to liabilities) to the Liquidating Trust, the Company shall have no interest of any character in and to any such assets and all of such assets shall thereafter be held by the Liquidating Trust.
(b)Simultaneously with such transfer and assignment to the Liquidating Trust, and assuming Series D Preferred Shares are no longer outstanding, certificates evidencing Common Shares will be deemed to represent ownership in the Liquidating Trust, each Common Share shall automatically and without any need for notice or presentment of a certificate be deemed to hold corresponding shares of common beneficial interest in the Liquidating Trust. Such deemed distribution of shares of common beneficial interest shall constitute the final distribution of all of the assets of the Company to the Common Shareholders under this Plan of Sale.
(c)The Liquidating Trust shall be constituted pursuant to a declaration of trust or other instrument governing the Liquidating Trust (the “Declaration of Trust of the Liquidating Trust”) in such form and contain such terms and conditions as the Board may approve in its discretion. Without limiting the generality of the foregoing, the Declaration of Trust of the Liquidating Trust shall provide: (i) that shares of common beneficial interest in the Liquidating Trust shall not be transferable (except by will, intestate succession or operation of law); (ii) that the Liquidating Trust will have a finite life and will terminate upon the earlier of the complete distribution of the trust corpus or a specified number of years from the date that the Trust’s assets were first transferred to it, subject to extensions of determinate duration; and (iii) that the Liquidating Trust may disclose annual financial statements, which need not be audited, to holders of its beneficial interests (which statements, if prepared and distributed, shall be filed under cover of an Annual Report on Form 10-K under the Company’s Commission file number to the extent the Liquidating Trust is eligible to do so) but need not prepare or distribute any quarterly financial statements.

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(d)The initial trustees of the Liquidating Trust shall be designated by the Board.
(e)Approval of this Plan of Sale shall constitute the approval by the Common Shareholders of the transfer and assignment to the Liquidating Trust, the form and substance of the Declaration of Trust of the Liquidating Trust, as approved by the Board and the appointment of trustees designated by the Board.
9.In the event that (i) the Board determines it is necessary or advisable in order to enable the Company to terminate its obligation to file quarterly reports and audited annual financial statements with the Commission or (ii) the Board determines in its discretion that it is otherwise advisable or appropriate to do so, the Board may, instead of terminating the existence of the Company by voluntary dissolution and termination under the MRL and the Governing Documents, but nonetheless in furtherance of the liquidation of the Company, cause the Company to convert, merge, consolidate or otherwise, to a newly formed limited liability company, a partnership, a limited partnership, or a business trust (a “Liquidating Entity”) or with a third-party acquiring entity, which entity could be a partnership, limited partnership, limited liability company, trust or any other type of entity and would not be deemed an Liquidating Entity hereunder in accordance with Maryland law, at such time as the Board deems appropriate in its discretion, substantially as follows:
(a)The Liquidating Entity shall be organized under the laws of Maryland, the laws of the United States, another state of the United States, a territory, possession or district of the United States or a foreign country.
(b)The Board shall, in its discretion, determine the effective time for the conversion of the Company, and shall file, or cause to be filed, for record with the State Department of Assessments and Taxation of Maryland (the “SDAT”) appropriate articles (“Articles”) providing for such effective date and otherwise complying with Maryland law and other applicable law and shall file with the SDAT and other governmental authorities such other filings and documents as shall be necessary or appropriate to effect the conversion.
(c)Upon the effective time of the conversion of the Company, and assuming no Series D Preferred Shares are then outstanding, in the conversion, the Common Shares shall be automatically converted into or exchanged for corresponding ownership or beneficial interests in the Liquidating Entity. Such conversion shall have the effects provided for under applicable Maryland or other applicable law.
(d)The Liquidating Entity shall be constituted pursuant to articles of organization, certificate of limited partnership, a certificate of trust, a limited liability company agreement, or other instrument or instruments governing the Liquidating Entity (the “Organizational Documents”) in such form and contain such terms and conditions as the Board may approve in its discretion. Without limiting the generality of the foregoing, the Organizational Documents shall provide: (i) that ownership or shares of beneficial interests in the Liquidating Entity shall not be transferable (except by will, intestate succession or operation of law); (ii) that ownership or shares of beneficial interests in the Liquidating Entity will not be represented by certificates; (iii) that the Liquidating Entity will have a finite life and will terminate upon the earlier of the complete distribution of the assets of the Liquidating Entity or a specified number of years from the date of the conversion, subject to extensions of determinate duration; and (iv) that the Liquidating Entity may disclose annual financial statements, which need not be audited, to holders of its ownership or beneficial interests (which statements, if prepared and distributed, shall be filed under cover of an Annual Report on Form 10-K under the Company’s Commission file number to the extent the Liquidating Entity is eligible to do so) but need not prepare or distribute any quarterly financial statements.
(e)The Articles and/or the Organizational Documents shall include provisions reasonably necessary to provide that this Plan of Sale shall be substantially applicable to the Liquidating Entity.
(f)The initial directors, managers, trustees or similar members of the governing body of the Liquidating Entity shall be designated by the Board.
(g)Approval of this Plan of Sale shall constitute the approval by the Common Shareholders of the conversion of the Company to the Liquidating Entity, the form and substance of the Organizational Documents of the Liquidating Entity, as approved by the Board and the appointment of directors, managers, trustees or similar members of the governing body of the Liquidating Entity designated by the Board.

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10.Upon assignment and conveyance of the assets of the Company to the Common Shareholders, in complete liquidation of the Company, and the taking of all actions required under the law of the State of Maryland in connection with the plan of sale and dissolution of the Company, the proper officers of the Company shall execute and cause to be filed with the SDAT, including the preparation and filing of a notice of the effective date of the dissolution (“Notice of Dissolution”), and elsewhere as may be required or deemed appropriate, such documents as may be required to dissolve the Company and terminate its existence. Upon the dissolution, the Company’s existence shall continue solely for the purpose of paying, satisfying and discharging any existing debts or obligations, collecting and distributing its assets and doing all other acts required to liquidate and wind-down its business and affairs. During the period of the Company’s continued existence, the Board shall have the powers described in Section 8.2 of Article VIII of the Declaration of Trust.
11.Immediately prior to the transfer of the assets of the Company to the Common Shareholders, or at such other time as the Board deems appropriate, the Board and proper officers of the Company are authorized to cause the Company to delist the Common Shares from the New York Stock Exchange and file a Form 15 (or take other appropriate action) to deregister the Common Shares under the Securities Exchange Act of 1934, as amended.
12.The Board and the officers of the Company as the Board may direct, are hereby authorized to interpret the provisions of the Plan of Sale and are hereby authorized and directed to take any further actions, to execute any agreements, conveyances, assignments, transfers, certificates and other documents, as may in their judgment be necessary or desirable in order to wind-down expeditiously the affairs of the Company, the Operating Trust and its and their subsidiaries and complete the plan of sale thereof, including, without limitation, (i) the execution of any checks, contracts, deeds, assignments, notices or other instruments necessary or appropriate to sell or otherwise dispose of, any and all property of the Company, the Operating Trust and its and their subsidiaries whether real or personal, tangible or intangible, (ii) the appointment of other persons to carry out any aspect of this Plan of Sale, (iii) the temporary investment of funds in any medium as the Board may deem appropriate, (iv) the entering into of agreements with, or modifying or amending existing agreements with any advisor, agent, employee, officer, trustee or representative of the Company, the Operating Trust or its and their subsidiaries, and (v) the modification of the Plan of Sale as may be necessary to implement the Plan of Sale. The death, resignation or other disability of any trustee or officer of the Company shall not impair the authority of the surviving or remaining trustees or officers of the Company (or any persons appointed as substitutes therefor) to exercise any of the powers provided for in this Plan of Sale. Upon the death, resignation or other disability, the surviving or remaining trustees shall have the authority to fill the vacancy or vacancies so created, but the failure to fill the vacancy or vacancies shall not impair the authority of the surviving or remaining trustees or officers to exercise any of the powers provided for in this Plan of Sale.
13.The validity, interpretation and performance of the Plan of Sale shall be controlled by and construed under the laws of the State of Maryland.
14.Until the filing of the Notice of Dissolution with the SDAT, the Board may terminate the Plan of Sale without approval by the Common Shareholders if it determines that such action would be advisable and in the best interests of the Company. Notwithstanding approval of Plan of Sale by the Common Shareholders, until the filing of the Notice of Dissolution with the SDAT, the Board may modify or amend the Plan of Sale without further action by the Shareholders if it determines that such action would be advisable and in the best interests of the Company.

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AUTHORIZE YOUR PROXY BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on November 11, 2024. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/EQC2024SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

AUTHORIZE YOUR PROXY BY PHONE - 1-800-690-6903
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AUTHORIZE YOUR PROXY BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Equity Commonwealth, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V57385-S95696

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EQUITY COMMONWEALTH

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

(**NOTE:** Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer, indicating title. If a partnership, please sign in partnership name by authorized person indicating title.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

EQUITY COMMONWEALTH
SPECIAL MEETING OF SHAREHOLDERS
November 12, 2024, 1:30 p.m. Central Time
www.virtualshareholdermeeting.com/EQC2024SM

V57386-S95696

EQUITY COMMONWEALTH

Proxy

This proxy is solicited on behalf of the Board of Trustees of Equity Commonwealth.

The undersigned shareholder of Equity Commonwealth, a Maryland real estate investment trust, or the Company, hereby appoints David A. Helfand and Orrin S. Shifrin, or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Special meeting of shareholders of the Company to be held virtually at www.virtualshareholdermeeting.com/EQC2024SM on November 12, 2024, at 1:30 p.m. Central Time, and any postponement or adjournment thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at the meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the notice of Special meeting of shareholders and of the accompanying proxy statement, each of which is incorporated herein by reference, and revokes any proxy heretofore given with respect to the meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE HEREOF. IF THIS PROXY IS EXECUTED, BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" PROPOSALS 1 AND 2.

See reverse for voting instructions.